EXHIBIT 10.1
                                                                    ------------















                               PURCHASE AGREEMENT


                                     BETWEEN


                             DOUBLETREE CORPORATION,


                            HILTON HOTELS CORPORATION


                                       AND


                        WESTCOAST HOSPITALITY CORPORATION


                          DATED AS OF DECEMBER 21, 2001





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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1   DEFINITIONS AND TERMS.............................................1

            1.1   Specific Definitions........................................1

            1.2   Other Terms.................................................9

            1.3   Other Definitional Provisions...............................9

ARTICLE 2   PURCHASE AND SALE.................................................9

            2.1   Purchase and Sale of Stock and Exchange of Property.........9

            2.2   Excluded Assets.............................................9

            2.3   Retention of Liabilities...................................10

            2.4   Excluded Liabilities.......................................10

            2.5   Deposit....................................................11

            2.6   Purchase Price.............................................11

            2.7   Post-Closing Adjustments...................................12

            2.8   Sublease under the RLH Lease...............................14

            2.9   Pre-Closing and Closing....................................15

            2.10  Deliveries by Buyer........................................15

            2.11  Deliveries by Seller.......................................15

            2.12  Deliveries by Seller and Buyer at Closing..................16

            2.13  Proration and Taxes........................................16

            2.14  Expenses...................................................16

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF SELLER.........................16

            3.1   Organization and Qualification.............................17

            3.2   Corporate Authorization....................................17

            3.3   Consents and Approvals.....................................17

            3.4   Non-Contravention..........................................17

            3.5   Binding Effect.............................................18

            3.6   Financial Statements: Absence of Certain Changes...........18

            3.7   Recent Events..............................................18

            3.8   Hotel Properties...........................................19

            3.9   RLH Companies..............................................19

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            3.10  Assets.....................................................19

            3.11  Undisclosed Liabilities....................................19

            3.12  Litigation and Claims......................................19

            3.13  Tax Matters................................................19

            3.14  Employee Benefits..........................................20

            3.15  Environmental Matters......................................21

            3.16  Intellectual Property......................................21

            3.17  Labor Matters..............................................21

            3.18  Title to Property..........................................22

            3.19  Material Contracts.........................................22

            3.20  RLH Capital Stock; Title...................................23

            3.21  Intentionally Deleted......................................23

            3.22  Finders' Fees..............................................23

            3.23  Legal Compliance...........................................23

            3.24  Real Property..............................................23

            3.25  Insurance..................................................24

            3.26  Disclosure.................................................24

            3.27  Compliance With Securities Laws............................25

            3.28  No Other Representations or Warranties; Limitation.........25

            3.29  Updating...................................................25

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF BUYER..........................25

            4.1   Organization and Qualification.............................25

            4.2   Corporate Authorization....................................25

            4.3   Consents and Approvals.....................................26

            4.4   Non-Contravention..........................................26

            4.5   Binding Effect.............................................26

            4.6   Compliance with Securities Laws; Absence
                  of Adverse Changes.........................................26

            4.7   Recent Events..............................................27

                  (a) Material Adverse Effect on Buyer.......................27

                  (b) Material Adverse Changes in Buyer's
                      Financial Condition....................................28

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            4.8   Capital Stock; Title.......................................29

            4.9   Legal Compliance...........................................29

            4.10  Purchase Not for Distribution..............................29

            4.11  Litigation and Claims......................................29

            4.12  Finders' Fees..............................................30

            4.13  Financial Capability.......................................30

            4.14  Disclosure.................................................30

            4.15  Updating...................................................30

            4.16  No Other Representations or Warranties.....................30

ARTICLE 5   COVENANTS........................................................31

            5.1   Due Diligence..............................................31

            5.2   Access.....................................................31

            5.3   Conduct of Business........................................31

            5.4   Best Efforts...............................................32

            5.5   Settlement of Inter-company Accounts; Cancellation of
                  Inter-company and Other Agreements.........................32

            5.6   Employee Obligations; Compliance with WARN, etc............32

            5.7   Further Assurances.........................................33

            5.8   Use of Corporate Name and Symbol; Transition License.......33

            5.9   Transition Services........................................34

            5.10  Transition Management Agreement............................34

            5.11  Laundry Services Agreements................................34

            5.12  Trademark Agreement........................................34

            5.13  Certain Matters Related to Excluded Liabilities............34

            5.14  Solicitation...............................................34

            5.15  Government Approvals and Third Party Consents..............34

            5.16  Non-compete................................................35

            5.17  Audited Financial Statements...............................35

            5.18  Best Efforts...............................................35

            5.19  Superior Coffee Contract...................................35



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ARTICLE 6   TAX MATTERS......................................................35

            6.1   Tax Returns................................................35

            6.2   Tax Indemnification........................................37

            6.3   Cooperation on Tax Matters.................................38

            6.4   Certain Taxes and Fees.....................................39

            6.5   Tax Related Adjustments....................................39

ARTICLE 7   CONDITIONS TO CLOSING............................................40

            7.1   Conditions to the Obligations of Buyer and Seller..........40

            7.2   Conditions to the Obligations of Buyer.....................40

            7.3   Conditions to the Obligations of Seller....................41

ARTICLE 8   SURVIVAL; INDEMNIFICATION........................................42

            8.1   Survival...................................................42

            8.2   Indemnification by Buyer...................................42

            8.3   Indemnification by Seller..................................42

            8.4   Indemnification Procedures.................................43

            8.5   Characterization of Indemnification Payments...............44

            8.6   Computation of Losses Subject to Indemnification...........44

ARTICLE 9   TERMINATION......................................................44

            9.1   Termination................................................44

            9.2   Effect of Termination......................................45

ARTICLE 10  MISCELLANEOUS....................................................45

            10.1  Notices....................................................45

            10.2  Entire Agreement...........................................47

            10.3  Further Assurance..........................................47

            10.4  Binding Effect and Assignment..............................47

            10.5  Fulfillment of Obligations.................................47

            10.6  Parties in Interest........................................47

            10.7  Public Disclosure..........................................48

            10.8  Return of Information......................................48

            10.9  Expenses...................................................48

            10.10 Schedules..................................................48

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            10.11 Bulk Transfer Laws.........................................48

            10.12 Arbitration................................................48

            10.13 Governing Law..............................................50

            10.14 Headings ..................................................50

            10.15 Severability...............................................50

            10.16 Rules of Interpretation....................................51

            10.17 Construction...............................................51

            10.18 Amendment; Waiver..........................................51

            10.19 Guarantee..................................................52

            10.20 Doubletree Guarantee.......................................52

            10.21 WestCoast Guarantee........................................52

            10.22 Multiple Counterparts......................................52



































                                        v
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                                    SCHEDULES
                                    ---------


Schedule 1.1(a) Hotel Properties, Leases, Management Contracts, Franchises and Red Lion companies and Ownership Interests Being Sold or Assigned;
Schedule 1.1(b)    Seller's Management Team with Knowledge of Certain Events
Schedule 1.1(c)    Material Adverse Issues
Schedule 1.1(d)    Modified GAAP Principles
Schedule 1.1(f)    Selected Marks
Schedule 1.1(g)    Seller Retained Properties
Schedule 1.1(h)    Transferred Contracts
Schedule 2.2(j)    Centers-transferred Assets
Schedule 2.4(f)    Excluded Litigation
Schedule 2.6(b)-1  Designation of Rights and Preferences - Series A Preferred
                   Stock
Schedule 2.6(b)-2  Designation of Rights and Preferences - Series B Preferred
                   Stock
Schedule 2.7(e)    Purchase Price Refund Methodology
Schedule 2.8(a)    RLH Sublease
Schedule 2.8(b)    Base Rent Allocation of RLH Lease
Schedule 2.8(c)    Reimbursement and Indemnification Agreement
Schedule 2.9       Escrow Agreement
Schedule 2.10(f)   Registration of Rights Agreement
Schedule 2.10(g) Assignment and Assumption Agreement (Regarding Transferred Employees)
Schedule 3.3       Seller Consents and Approvals
Schedule 3.4       Seller Non-Contravention Issues
Schedule 3.6(a)    Combined Balance Sheet
Schedule 3.6(b)    Combined Statement of Earnings
Schedule 3.12      Litigation Matters and Claims
Schedule 3.13      Tax
Schedule 3.14      Employee Benefits
Schedule 3.15      Environmental Matters
Schedule 3.16      Intellectual Property
Schedule 3.17      Labor Matters
Schedule 3.18      Title Reports - Owned and Leased RLH Properties
Schedule 3.19      Material Contracts
Schedule 3.20      RLH Capital Stock; Title
Schedule 3.25      Seller Insurance Policies
Schedule 4.8       Capital Structure of Buyer
Schedule 5.9       Transition Services Agreement
Schedule 5.10(a)   Transition Management Agreement
Schedule 5.10(b)   Transition Franchise Agreement
Schedule 5.11      Laundry Service Agreements
Schedule 5.12      Trademark Agreement
Schedule 6.5       Tax Assets Shown on the Adjusted Balance Sheet
Schedule 8.6       Computation of Losses











                                       vi
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                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT, dated as of December 21, 2001, is by and between: DOUBLETREE CORPORATION, a Delaware corporation whose corporate headquarters are located at 9336 Civic Center Drive, Beverly Hills, California 90210 ("SELLER"); HILTON HOTELS CORPORATION, a Delaware corporation, whose corporate headquarters are located at 9336 Civic Center Drive, Beverly Hills, California 90210 ("Hilton") with respect to Section 10.19; and WESTCOAST HOSPITALITY CORPORATION, a Washington corporation whose corporate headquarters are located at the WHC Building, 201 W. North River Drive, Spokane, Washington 99201 ("BUYER").

                              W I T N E S S E T H:

         WHEREAS, Red Lion Hotels, Inc., a Delaware corporation ("RLH") and wholly-owned subsidiary of Seller, is engaged in the hotel ownership, operation and franchise business at various locations throughout the United States;

         WHEREAS, the Business is supported to some extent by certain activities of Affiliates of RLH, such as marketing, reservations and guest affinity programs (some of which activities the Parties intend to have covered by the Continuing Relationship Agreements, as defined below);

         WHEREAS, Hilton is the indirect parent of Seller and will benefit from this transaction;

         WHEREAS, by virtue of being engaged in the Business, RLH or its subsidiaries, as of the closing of the transaction contemplated hereby, will own, manage, lease, and franchise certain hotel properties which are all described on SCHEDULE 1.1(A);

         WHEREAS, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase and assume from Seller, all of the issued and outstanding shares of RLH's capital stock effective as of the Closing Date (as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, Seller and Buyer agree as follows:

                                    ARTICLE 1

                              DEFINITIONS AND TERMS
                              ---------------------

         1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

         "AAA" shall have the meaning set forth in Section 10.12.
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         "ADJUSTED CLOSING BALANCE SHEET" shall have the meaning set forth in
Section 2.7(b).

         "ADJUSTED PAYMENT AMOUNT" shall mean the meaning set forth in Section 2.7(d).

         "AFFILIATES" shall mean, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

         "AGREEMENT" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.3.

         "BALANCE SHEET" shall have the meaning set forth in Section 3.6.

         "BEST EFFORTS" shall mean all commercially reasonable efforts without the obligation to expend extraordinary sums of money.

         "BOOKS AND RECORDS" shall mean all lists, files and documents owned by a Party or any of its Affiliates, including without limitation general ledgers and underlying books of original entry and other financial records, and other records relating to personnel, payroll, Tax records, customers, suppliers, products, services, manuals and methodologies in both electronic and paper form.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in Beverly Hills, California are authorized or obligated by law or executive order to close.

         "BUSINESS" shall mean the hotel ownership, operation, management and franchise business (which includes all supporting activities such as marketing, reservations and guest affinity programs, but only as such supporting activities are Related to the RLH Properties).

         "BUYER" shall have the meaning set forth in the recitals hereto.

         "BUYER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 8.3.

         "BUYER'S OBJECTION" shall have the meaning set forth in Section 2.7(b).











                                        2
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         "CENTERS" shall mean the RLH Vancouver office (both corporate and reservations center) and the RLH Phoenix office, collectively, and the assets owned by Seller or an Affiliate which are Related to Seller's operation of those offices.

         "CLAIM NOTICE" shall have the meaning set forth in Section 8.4.

         "CLOSING" shall mean the closing of the transactions contemplated by this Agreement on the Closing Date.

         "CLOSING BALANCE SHEET" shall have the meaning set forth in Section 2.7(a).

         "CLOSING DATE" shall have the meaning set forth in Section 2.9.

         "CLOSING WORKING CAPITAL" shall have the meaning set forth in Section 2.7(a).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPOSITE MARK" shall mean any trademark, service mark, brand name, certification mark, trade name or other indication of origin that includes, in addition to other terms or symbols, a Seller Mark but excluding the Selected Marks.

         "CONTINUING RELATIONSHIP AGREEMENTS" shall mean: The Transition Services Agreement; the Transition Management Agreement; the Laundry Services Agreements, the Transition Franchise Agreements and the Trademark Agreement.

         "CONTRACTS" of a Person shall mean all agreements, contracts, leases, purchase orders, coupon, trade bill back, refund and other arrangements, incentive agreements, commitments and licenses to which such Person is a party or to which such Person's Assets are subject.

         "CPA FIRM" shall have the meaning set forth in Section 2.7(b).

         "DEPOSIT" shall have the meaning set forth in Section 2.5.

         "DISPUTES" shall have the meaning set forth in Section 10.12.

         "EMPLOYEES" shall mean Persons: (x) who are employed exclusively by any of the RLH Companies as of the Closing Date, or (y) who are transferred to RLH under the Assignment and Assumption Agreement attached hereto as SCHEDULE 2.10(G). In the case of items (x) and (y), the category shall include Inactive Employees fitting that category.

         "ENCUMBRANCES" shall mean liens, charges, encumbrances, security interests, options or any other restrictions or third-party rights.






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         "ENVIRONMENTAL CLAIM" shall mean any written claim, notice of violation or administrative or judicial action by any governmental authority or other Person resulting from or alleging the violation of any Environmental Law by the RLH Companies.

         "ENVIRONMENTAL LAW" shall mean any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, code, order, judgment, decree or injunction relating to (x) the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release or disposal of Hazardous Substances.

         "EQUITY INTEREST" shall mean that portion of the Purchase Price that will be paid in the form of equity in Buyer pursuant to the terms of the Designation of Rights and Preferences in the form attached as SCHEDULE 2.6(B)-1 and SCHEDULE 2.6 (B)-2 to this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" shall mean the Title Company.

         "ESCROW AGREEMENT" shall mean the Agreement set forth as SCHEDULE 2.9.

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

         "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.4.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.6.

         "FIXTURES AND EQUIPMENT" of a Person shall mean all furniture, fixtures, furnishings, machinery, vehicles, equipment (including research and development equipment) and other tangible personal property owned or leased by such Person.

         "FORCE MAJEURE" shall mean fire, earthquake, storm or other casualty; strikes, lock-outs or other labor interruptions; war, rebellion, riots or other civil unrest; or any other event beyond the control of Seller or Buyer, as the case may be, but for purposes hereof, shall not include the terrorists events of September 11, 2001 and the ensuing bio-terrorism events.

         "GAAP" shall mean accounting principles generally accepted in the United States of America.

         "GOVERNMENTAL AUTHORIZATIONS" of a Person shall mean all licenses, permits, certificates and other authorizations and approvals required to carry on such Person's business as currently conducted under the applicable laws, ordinances or regulations of any federal, state, local or foreign governmental authority.




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         "HAZARDOUS SUBSTANCES" shall mean any hazardous substances within the meaning of 101(14) of CERCLA, 42 U.S.C. 9601(14), or any pollutant or waste that is regulated under any Environmental Law.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INACTIVE EMPLOYEE" shall mean any Employee who is temporarily absent from active employment by reason of disability, illness, injury or leave of absence which entitle them to re-employment.

         "INCOME TAXES" shall mean all Taxes that are based upon or measured by income, including alternative or add-on minimum taxes, together with any interest, penalties or additions imposed with respect thereto.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 8.3(a).

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section 8.4.

         "INVENTORY" of a Person shall mean all inventories and shall include all food and beverage and operating supplies of such Person.

         "KNOWLEDGE" or any similar phrase means the actual knowledge of certain employees of Seller, who are involved in the operations, finance, and management of the RLH Properties, all of whom are identified on SCHEDULE 1.1(B) (it being acknowledged that such employees listed on SCHEDULE 1.1(B) shall have made inquiries of (x) general managers of the RLH Properties as to their actual knowledge as to matters affecting the particular RLH Property that they manage, and (y) George Wittmann and Sharon Sanchez as to their actual knowledge).

         "LAUNDRY SERVICES AGREEMENTS" shall have the meaning set forth in
Section 5.11.

         "LAWS" shall include any federal; state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree.

         "LOSSES" shall have the meaning set forth in Section 8.2.

         "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" shall mean a change or effect, respectively, that is materially adverse to the value of RLH or the RLH Properties owned or leased by RLH taken as a whole or materially adverse to the business or financial condition of RLH or the RLH Properties owned or leased by RLH taken as a whole or, in respect to Buyer, a change or effect, respectively, that is materially adverse to the value of Buyer taken as a whole or materially adverse to the business or financial condition of Buyer taken as a whole; provided, however, that any change or effect, respectively, identified on SCHEDULE 1.1(C) shall not constitute a Material Adverse Change or a Material Adverse Effect; and provided, further that any such change caused by:
(i) an insured casualty affecting the RLH Properties, or Buyer (ii) the general slow down of the U.S. economy shall not constitute a Material Adverse Change or Materially Adverse Effect.




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         "MODIFIED GAAP" shall mean GAAP, as modified by the principles set forth in SCHEDULE 1.1(D).

         "NOTICE PERIOD" shall have the meaning set forth in Section 8.4.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the RLH Companies, consistent with past custom and practice.

         "PARTIES" shall mean Seller and Buyer.

         "PERMITTED ENCUMBRANCES" shall have the meaning set forth in Section 3.18.

         "PERSON" shall mean any natural person, corporation, limited liability company, partnership, limited partnership, firm, joint venture, association, joint-stock company, trust, business trust, unincorporated organization, governmental or political subdivision, regulatory body or other entity.

         "PRE-CLOSING" shall have same meaning as set forth in Sections 2.9 and 2.10.

         "PROPOSED SETTLEMENT" shall have the meaning set forth in Section
6.2(b).

         "PURCHASE PRICE" shall mean the purchase-price to be paid pursuant to
Section 2.6, and as adjusted pursuant to Section 2.7.

         "RELATED TO" or "RELATING TO" shall mean exclusively related to, or used exclusively in connection with, prior to the Closing.

         "REORGANIZATION TRANSACTIONS" shall mean, collectively, all conveyances or assignments necessary to effectuate the transfer of the Seller Retained Properties to Seller or Affiliate of Seller at or prior to the Closing.

         "REQUIRED APPROVALS" shall mean the consents, approvals, waivers, authorizations, notices and filings referred to in Sections 3.3 and 4.3 and SCHEDULES 3.3 AND 4.3, other than any such consent, approval, waiver, authorization, notice or filing which, if not obtained or made, would not have a Material Adverse Effect and would not materially impair or delay the ability of Seller, on the one hand, or Buyer, on the other hand, as the case may be, to effect the Closing.

         "RLH " shall have the meaning set forth in the recitals hereto.

         "RLH COMPANIES" shall mean, collectively, RLH and each of the companies, partnerships, limited liability companies, joint ventures and other business entities in which RLH has an ownership interest and which are set forth in SCHEDULE 1.1(A) hereof.

         "RLH LEASE" shall mean that certain Lease Agreement by and between RLH Partnership, LP, as Landlord, and RLH, as Tenant, dated as of August 1, 1995, as amended on February 26, 1996, and further amended on November 8, 1996, and as further amended on September 15, 1998. The Properties which are subject to the RLH Lease are sometimes referred to as the "RLH Leased Properties."

         "RLH PROPERTIES" shall mean the properties owned, managed, leased or franchised by the RLH Companies as of the Closing and described on SCHEDULE 1.1(A) hereof.

         "RLH OWNED PROPERTIES" shall mean the hotel properties owned by the RLH Companies and described on SCHEDULE 1.1(A) hereof.

         "RLH STOCK" shall mean 313.13 shares of the issued and outstanding common stock, $.01 par value per share, of RLH, representing all of the issued and outstanding stock of RLH.

         "SELECTED MARKS" shall mean all trademarks and trade names for Red Lion or owned by RLH Companies, all as listed on SCHEDULE 1.1(F).

         "SELLER" shall have the meaning set forth in the recitals hereto.

         "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 8.2.

         "SELLER MARK" shall mean any trademark, service mark, brand name, certification mark, trade name, corporate name, or other indication of origin, owned by Hilton Hotels Corporation or its Affiliates (other than the Selected Marks), or incorporating or based on the terms "Hilton," "Doubletree," or the "Hilton" or "Doubletree" logos, or any other similar term or symbol.

         "SELLER RETAINED PROPERTIES" shall mean the hotel properties and other property interests set forth on SCHEDULE 1.1(G) together with the Excluded Assets.

         "SELLER/RLH PLANS" shall have the meaning set forth in Section 3.15.

         "SELLERS" shall means Seller, its Subsidiaries and Affiliates other than the RLH Companies.

         "STOCK" shall mean the RLH Stock.

         "SUBSIDIARY" shall mean, with respect to any Person, a Person 50% or more of the outstanding voting stock or other ownership interests of which are owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so far as no senior class of stock has such voting power by reason of any contingency.

         "TAX CLAIM" shall have the meaning set forth in Section 6.1(e)(i).

         "TAX RETURNS" shall mean all reports and returns relating to Taxes, including any schedule, attachment or amendment.

         "TAX STATEMENT" shall have the meaning set forth in Section
6.1(f)(iii).

         "TAXES" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, goods and services, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "TITLE COMPANY" shall mean Chicago Title Insurance Corporation.

         "TRADEMARK AGREEMENT" shall have the meaning set froth in Section 5.12.

         "TRANSFERRED CONTRACTS" shall mean all agreements not currently in the name of the RLH Companies but which are supporting the functions of the RLH Properties or the Centers and are to be transferred to the RLH Companies prior to Closing, and which are listed on SCHEDULE 1.1(H).

         "TRANSITION FRANCHISE AGREEMENT" shall have the meaning set forth in
Section 2.10.

         "TRANSITION MANAGEMENT AGREEMENT" shall have the meaning set forth in
Section 5.10.

         "TRANSITION SERVICES AGREEMENT" shall have the meaning set forth in
Section 5.9.

         "WARN" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C.ss.2101, et. seq.

         "WORKING CAPITAL" shall mean the current assets (excluding Inventory) less current liabilities of RLH as determined pursuant to Modified GAAP calculated on a pro forma basis to exclude all Excluded Assets and Excluded Liabilities, and to include all Assumed Liabilities.

         1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

         1.3    OTHER DEFINITIONAL PROVISIONS.

                (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                (c) The terms "dollars" and "$" shall mean United States dollars.

                                    ARTICLE 2

                                PURCHASE AND SALE
                                -----------------

         2.1 PURCHASE AND SALE OF STOCK. On the terms and subject to the conditions set forth herein, at the Closing, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, the RLH Stock.

         2.2 EXCLUDED ASSETS. Notwithstanding anything herein to the contrary Buyer understands and agrees that, subject to the terms set forth herein, the appropriate RLH Company shall transfer, assign or distribute to Seller, an Affiliate designated by Seller or a third party prior to the Closing, the following assets (collectively, the "EXCLUDED ASSETS"), none of which will be listed on the Closing Balance Sheet:

                (a) all assets (including, without limitation, real property, tangible personal property, intellectual property and contracts) Related to the Seller Retained Properties;

                (b) all central systems for reservation, accounting, management information and reporting systems of Seller or its Affiliates, provided this does not include: (1) hardware located at the RLH Owned Properties or RLH Leased Properties, (2) any rights RLH has under the ANASAZI, Inc. Central Reservations System License Agreement dated July, 1994, and RLH's non-exclusive software license for Guestrac, (3) RLH's non-exclusive rights to data which is Related to the RLH Properties and is not proprietary to Seller or its Affiliates; and (4) RLH's non-exclusive rights to use OSCAR software;

                (c) all of RLH's interests in the Management Agreement dated January 1, 1988 between RLH, as Manager, and Westboy LLC, as Owner/Master Tenant;

                (d)  all shares of Hilton Hospitality, Inc. held by RLH;

                (e)  all accounts receivable from Seller and its Affiliates;

                (f) all prepaid Taxes to the extent such Taxes reflect, or if not prepaid would be, Excluded Liabilities;

                (g) all refunds of Taxes to the extent such Taxes reflect, or if not paid would be, Excluded Liabilities;

                (h)  the Seller/RLH Plans;

                (i) subject to Section 5.8, all rights to the Seller Marks and the Composite Marks;

                (j) the Centers and all assets Related to the Centers subject, however, to: (1) use by Buyer of those portions of the Centers Related to the RLH Properties pursuant to the license granted to Buyer under the Transition Services Agreement; and (2) Seller's interests, if any, in certain assets described on SCHEDULE 2.2(J) which interests shall be transferred to Buyer, and which shall include Seller's interests in certain office furniture, file cabinets, and computer hardware Related to the RLH Companies but excluding the central systems as described in Section 2.2(b);

                (k) claims or rights for insurance coverage Related to RLH or the RLH Properties with respect to any time period prior to the Closing Date, provided that Seller shall transfer to Buyer the unused proceeds of, and claims for property and casualty insurance for: (i) the Red Lion Coos Bay Hotel (RLH ID #23) and Red Lion Missoula Hotel (RLH ID #18), and (ii) with respect to casualties which have occurred between December 1, 2001 and the Closing Date, less the amount of applicable deductibles;

                (l) Seller's rights in and to the RLH Leased Properties to be subleased to Seller pursuant to Section 2.8; and

                (m)  All shares of Boykin Lodging Company.

In addition the Seller shall retain ownership of: (i) all Tax Returns that reflect consolidated treatment with Seller's Affiliates (other than RLH), and
(ii) all Books and Records that are not Related to RLH Companies or an RLH Property; provided, however, that following Closing Seller shall accommodate Buyer's reasonable requests for the inspection of Books and Records in any way related to the RLH Companies and/or RLH Property, all at times and places reasonably designated by Seller. In addition Buyer shall be permitted to copy any such Books and records paying one-half of the reasonable charges therefor.

         2.3 RETENTION OF LIABILITIES. Except for the Excluded Liabilities, Buyer understands and agrees that RLH shall retain responsibility for and discharge or perform when due all of the debts, liabilities or obligations of the RLH Companies that exist as of the Closing Date (collectively, the "ASSUMED LIABILITIES").

         2.4 EXCLUDED LIABILITIES. Buyer understands and agrees that, subject to the terms set forth herein, the RLH Companies shall transfer, assign or distribute to Seller, an Affiliate designated by Seller or a third party, prior to the Closing, the following liabilities and obligations of Seller which are not to be retained by any of the RLH Companies and which shall be assumed by Seller or its designated Affiliate (the "EXCLUDED LIABILITIES"):

                (a) all liabilities Relating to the Seller Retained Properties or Excluded Assets, except as otherwise specifically provided for in the Continuing Relationship Agreements, and except as reflected in the Closing Balance Sheet;

                (b) all liabilities and obligations of Seller to pay compensation and benefits to Employees accrued through the Closing Date except to the extent the liability is accrued as a current liability in the Closing Balance Sheet;

                (c) Seller's obligations with respect to Taxes in accordance with Article 6; and

                (d) except with respect to liabilities relating to property and casualty insurance proceeds to be transferred by Seller to Buyer under Section 2.2(k), all liabilities to third parties for which Seller has insurance coverage (without regard to deductibles), together with the amount of the deductible with respect to such claims and supervision of the administration of litigation relating to such insured claims.

                (e) all other liabilities and obligations for which Seller has expressly retained responsibility pursuant to this Agreement.

                (f)  the litigation matter described in Schedule 2.4(f).

         2.5 DEPOSIT. On December 24, 2001, if this Agreement has not been terminated prior to that date, Buyer will deliver to escrow pursuant to the Escrow Agreement the sum of Two Million Dollars ($2,000,000) (the "DEPOSIT") as a good faith deposit towards the consummation of the transactions contemplated by this Agreement; and the Deposit shall thereupon become nonrefundable unless either: (1) Seller defaults or fails to satisfy or cause to be satisfied the Closing Conditions for which Seller is responsible under Sections 7.1 and 7.2, or (2) the transaction does not close due to failure of Buyer's third party lender to provide the funds described in Section 7.3(c), in either of which events, the Deposit will be refunded to Buyer. In the event the transaction contemplated by this Agreement closes, the Deposit, plus interest accrued thereon pursuant to the Escrow Agreement, shall be delivered to Seller and credited towards the cash portion of the Purchase Price to be delivered by Buyer at Closing.

         2.6 PURCHASE PRICE. On the terms and subject to the conditions set forth herein, Buyer agrees to pay Seller at Closing the Purchase Price in the aggregate amount of Fifty Million Six Hundred Twenty-Eight Thousand Six Hundred Thirty-Nine Dollars ($50,628,639.00). Forty percent (40%) of the Purchase Price (Twenty Million Two Hundred Fifty One Thousand Five Hundred Thirty Nine Dollars ($20,251,539.00)) shall be payable to Seller in cash at Closing. Thirty percent (30%) (or 303,771 Shares) shall be payable to Seller in the form of Preferred Stock of Buyer consistent with the Designation of Rights and Preferences of Series A Preferred Stock and thirty percent (30%) (or 303,771 Shares) in the form of Preferred Stock of Buyer consistent with the Designation of Rights and Preferences of Series B Preferred Stock in the form attached as SCHEDULE 2.6(B)-1 and 2.6(B)-2, respectively.

         Additionally, Buyer shall pay to Seller, as additional Purchase Price following Closing, fifty percent (50%) of the Net Proceeds from the sale, assignment, or a license which is equivalent of a transfer of substantially all RLH rights, of the Red Lion brand name (irrespective of whether tangible assets are also transferred) occurring within seven (7) years following the Closing Date; provided, however, no such proceeds shall be payable to Seller in connection with Buyer's licensing of the Red Lion brand name in the Ordinary Course of Business of such Red Lion Franchise.

         2.7    POST-CLOSING ADJUSTMENTS.

                (a) Within sixty (60) days following the Closing, Seller shall prepare and deliver to Buyer a pro forma balance sheet prepared in accordance with Modified GAAP (the "CLOSING BALANCE SHEET") which shall include the calculation of the Working Capital of RLH as of the Closing Date (the "CLOSING WORKING CAPITAL"). The Closing Balance Sheet shall reflect, as accrued current liabilities, the amount of any capital expenditures for the RLH Properties which were approved for 2001 ( as reflected on the November 27, 2001 CapX summary which Seller provided to Buyer, under the headings of ":Balance to Finish Projects Recommended" and "Payment Due for Work Completed to Date", and November 30, 2001 DoubleTree Boise monthly report on budget expenditures Column 7 o/s commitment) to the extent they have not been paid by the Closing Date. Any sums remaining upon completion of such capital expenditures shall be refunded to Seller.

                (b) Buyer and Buyer's accountants shall, within 30 days after the delivery by Seller of the Closing Balance Sheet, complete their review of the Closing Working Capital as derived from the Closing Balance Sheet. In the event that Buyer determines that the Closing Working Capital as derived from the Closing Balance Sheet has not been determined in accordance with the definition thereof in this Agreement, Buyer shall inform Seller in writing (the "BUYER'S OBJECTION"), setting forth a specific description of the basis of Buyer's Objection and the adjustments to the Closing Working Capital which Buyer believes should be made, on or before the last day of such 30-day period. Seller shall then have 15 days to review and respond to Buyer's Objection. If Seller and Buyer are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 10 days following the completion of Seller review of Buyer's Objection, they shall refer their remaining differences to PricewaterhouseCoopers, with whom neither Buyer nor Seller have a present relationship, or another internationally recognized firm of independent public accountants as to which Seller and Buyer mutually agree (the "CPA FIRM"), who shall, acting as experts and not as arbitrators, determine on the basis of the standards set forth in SCHEDULE 1.1(D), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Working Capital as derived from the Closing Balance Sheet requires adjustment. Seller and Buyer shall direct the CPA Firm to use its Best Efforts to render its determination within 45 days. The CPA Firm's determination shall be conclusive and binding upon Buyer and Seller. The fees and disbursements of the CPA Firm shall be shared equally by Buyer, on the one hand, and Seller, on the other hand. Buyer and Seller shall make readily available to the CPA Firm all relevant Books and Records and any work papers (including those of the parties' respective accountants) relating to the Balance Sheet and the Closing Balance Sheet and all other items reasonably requested by the CPA Firm. The "ADJUSTED CLOSING BALANCE SHEET" shall be (i) the Closing Balance Sheet in the event that
(x) no Buyer's Objection is delivered to Seller during the 30-day period specified above, or (y) Seller and Buyer so agree, (ii) the Closing Balance Sheet, adjusted in accordance with the Buyer's Objection in the event that Seller does not respond to Buyer's Objection within the 15-day period following receipt by Seller of Buyer's Objection, or (iii) the Closing Balance Sheet, as adjusted by either (x) the agreement of Seller and Buyer or (y) the CPA Firm.

                (c) Buyer shall provide Seller and its accountants full access to the Books and Records Related to the Business, the RLH Companies or the RLH Properties, any other information, including work papers of its accountants, and to any employees to the extent necessary for Seller to prepare the Closing Balance Sheet. Buyer and its accountants shall have the opportunity to review all entries and work papers used in connection with the preparation of the Closing Balance Sheet and shall have full access to all information used by Seller in preparing the Closing Balance Sheet.

                (d) Within 10 Business Days following issuance of the Adjusted Closing Balance Sheet, Buyer shall make an adjustment payment in an amount equal to the extent that Working Capital, as derived from the Adjusted Balance Sheet, is a positive amount, and Seller to Buyer to the extent that Working Capital as derived from the Adjusted Closing Balance Sheet is a negative amount, plus, in either case, interest thereon from the Closing Date through the date of payment at 5.00% per annum (the "ADJUSTED PAYMENT AMOUNT"). The Adjusted Payment Amount payable pursuant to this Section 2.6(d) shall be paid by wire transfer of immediately available funds to an account designated by Buyer, on the one hand, or Seller, on the other hand, as the case may be.

                (e) In connection with the RLH Properties, if any franchisees cancel their franchise agreements with RLH, or the if the licensee under the Trademark and Reservation System Agreements for Elko, Nevada, Jackson, Wyoming, or Winnemucca, Nevada properties cancels such Agreements with respect to such properties as a result of Buyer's discontinuing use of the "Red Lion" brand name of any such hotels, on or before December 31, 2002, Buyer shall be entitled to a refund of a portion of the Purchase Price equal to the amount allocated to such property (in accordance with the SCHEDULE "2.7(E)") and shall return to Seller all of the franchisor's claims for breach against the franchisees under the applicable franchise agreements, or in the case of Elko, Jackson and Winnemucca, all licensing and other rights with respect to such properties pursuant to the Trademark and Reservation System Agreements. Notwithstanding the foregoing, however, there shall be no refund given for any termination of a franchise agreement: (i) where RLH or Buyer defaults after the Closing Date in its obligations under the applicable agreement (provided, however, if, as a result of Buyer's election to change the brand name of any hotel without changing or discontinuing the use of the "Principal Name" of the licensed brand, as that term is defined within the applicable franchise agreement, or the name "Red Lion" in the case of the Trademark and Reservation System Agreements, or the failure to maintain an affiliation of a property with Doubletree Corporation or Hilton Hotels Corporation an owner or franchisee terminates its franchise with RLH or Buyer (or any of Buyer's Affiliates), such termination shall not be considered a default); or (ii) if the agreement is terminated because Buyer has otherwise acquired or leased or operated the relevant RLH Property. Any refund given with respect to this Section 2.7(e) shall be on a dollar-for-dollar basis by a reduction in the principal amount of the Equity Interest and such refund shall be further reduced by forty-three percent (43%) of the aggregate amount of all franchise fees received by the RLH Companies prior to the effective date of cancellation. In the event the Buyer becomes entitled to a refund of a portion of the Purchase Price in accordance with this Section, fifty percent (50%) of the refund shall be in the form of cancellation of Series A Preferred Stock and fifty percent (50%) of the refund shall be in the form of cancellation of Series B Preferred Stock. The Parties shall cooperate in arranging for the prompt cancellation of the resulting portion of the Equity Interest.

         2.8    SUBLEASE UNDER THE RLH LEASE.

                (a) At Closing, Seller shall enter into a sublease agreement in the Form of SCHEDULE 2.8(A), whereby Seller will sublease from RLH the five (5) Seller Retained Properties subject to the RLH Lease, with rent allocated pursuant to such subleased Seller Retained Properties as described in Section 2.8(b).

                (b) Base rent for the RLH Lease will be allocated between the five (5) subleased Seller Retained Properties and the remaining RLH Leased Properties based upon the base rent of each such property as listed on SCHEDULE 2.8(B) and percentage rent will be allocated between the subleased and the remaining RLH Leased Properties based upon the performance of the properties subject to each lease unless the aggregate percentage rent for one party would be negative, in which case such party shall pay no percentage rent and the other party shall be entitled to claim such negative percentage rent as a credit against its percentage rent; provided, however, Seller's benefit in the reduction of percentage rent payable by Seller after closing shall not exceed $161,753.00 per fiscal year under the RLH Lease.

                (c) Promus Hotels, Inc. ("PROMUS") will confirm to Buyer that it will remain the guarantor of the RLH Lease and Buyer will execute and deliver to Promus an indemnification agreement in the form attached as SCHEDULE 2.8(C) whereby Buyer will indemnify and hold Promus harmless from and against any liability which Promus may incur as a result of RLH's breach of the RLH Lease.

                (d) Buyer and Seller will each execute a separate indemnification agreement in regards to the RLH Lease whereby each party agrees to indemnify the other from and against any liability which the other may incur as a result of such party's breach of the RLH Lease; and

         2.9 PRE-CLOSING AND CLOSING. The Pre-Closing shall take place at the offices of the Escrow Agent on December 21, 2001 or at such other time and place as the Parties hereto may mutually agree. At the Pre-Closing the parties shall execute the Escrow Agreement, a copy of which is attached hereto as SCHEDULE
2.9. The Closing shall take place at the offices of the Escrow Agent on December 31, 2001 or at such other time and place as the Parties hereto may mutually agree. The Closing shall be deemed to be effective for all purposes as of midnight on December 31, 2001 (the "Closing Date").

         2.10 DELIVERIES BY BUYER. At the Pre-Closing, Buyer shall deliver to the Escrow Agent pursuant to the Escrow Agreement the following:

                (a) a letter from Buyer's Lender certifying that it is prepared to advance to the Escrow Agent for the account of Buyer at Closing the cash portion of the Purchase Price in immediately available funds by wire transfer to an account or accounts designated by Seller in accordance with the terms of the Escrow Agreement;

                (b) certificates representing all of the Equity Interest which will bear the customary legends for unregistered stock, together with such other instruments, in form and substance as shall reasonably be required by Seller to convey to Seller all right, title and interest in and to the Equity Interest, free and clear of any Encumbrance;

                (c) the Sublease, the confirmation and the indemnification agreements with respect to the RLH Lease as described in Section 2.8;

                (d) the Continuing Relationship Agreements required by this Agreement; and

                (e) the Escrow Agreement and the certificates and other documents to be delivered pursuant to Section 7.3 and such other documents and agreements as are contemplated in this Agreement or the Escrow Agreement.

                (f)  the Registration of Rights Agreement attached hereto as
SCHEDULE 2.10(F).

                (g) the Assignment and Assumption Agreement with respect to Employees transferred by Seller to RLH prior to Closing in the form attached hereto as SCHEDULE 2.10(G).

         2.11 DELIVERIES BY SELLER. At the Pre-Closing, Seller shall deliver to the Escrow Agent (pursuant to the Escrow Agreement) the following:

                (a) certificates representing all of the RLH Stock, duly endorsed in blank for transfer or accompanied by duly executed blank stock powers together with such other instruments as shall reasonably be required by Buyer to transfer to Buyer all right, title and interest in and to the Stock, free and clear of any Encumbrance (other than (i) Encumbrances created by Buyer and (ii) the requirements of the Federal and state securities laws respecting limitations on the subsequent transfer thereof). All such certificates, stock powers and instruments shall be in form and content reasonably satisfactory to Buyer and its counsel;

                (b) the sublease, the confirmation and the indemnification agreements with respect to the RLH Lease as described in Section 2.8;

                (c) the Continuing Relationship Agreements required by this Agreement;

                (d) such other instruments or documents, in form and substance reasonably acceptable to Buyer, as may be necessary to effect the Closing pursuant to the terms of this Agreement, including but not limited to those required to release any encumbrances against the owned or leased RLH Properties (except for Permitted Encumbrances or Fee Mortgages as to leasehold interests to be conveyed; and

                (e) the Escrow Agreement, the certificates and other documents to be delivered pursuant to Section 7.2.

                (f)  the Assignment and Assumption Agreement referred to in
Section 2.10(g).

         2.12 DELIVERIES BY SELLER AND BUYER AT CLOSING. At Closing Buyer and Seller shall each release to the other, as applicable, the documents, certificates, and agreements referred to in Sections 2.10 and 2.11, and Buyer shall deliver to Seller the cash portion of the Purchase Price in the amount and in the manner specified in Section 2.10(a).

         2.13 PRORATION AND TAXES. Proration of annual real and personal property taxes with respect to the RLH Properties will be handled as an adjustment to Working Capital pursuant to Section 2.7 hereof.

         2.14 EXPENSES. Seller will at its expense provide standard form owner's or leasehold owner's policies of title insurance for each of the RLH Owned or Leased Properties, allocated among the properties in the same manner as is the Purchase Price insuring title in RLH subject to the Permitted Encumbrances. Except as otherwise specifically provided, each party will pay its own transaction costs in connection with this transaction.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller represents and warrants to Buyer that, as of the date of this Agreement, and, except with respect to Excluded Liabilities and except as disclosed in the Officer's Certificate to be delivered pursuant to Section 7.2(a), as of the Closing Date, the following statements shall be true as follows:

         3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect. RLH is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted. RLH is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification. Each of the RLH Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has all requisite power and authority to own and operate its assets and to carry on its business as currently conducted in those states wherein RLH Properties are located.

         3.2 CORPORATE AUTHORIZATION. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Seller of this Agreement have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by Seller of this Agreement.

         3.3    CONSENTS AND APPROVALS. Except as specifically set forth in
SCHEDULE 3.3, no consent, approval, waiver or authorization is required to be obtained by Seller from, and no notice or filing is required to be given by Seller to or made by Seller with, any federal, state, local or foreign governmental authority or other Person in connection with the execution, delivery and performance by Seller of this Agreement and each of the agreements which Seller or its Affiliates are required to deliver pursuant to this Agreement, other than in all cases where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice or filing, would not have a Material Adverse Effect or materially impair or delay the ability of Seller to effect the Closing.

         3.4 NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.4, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby does not and will not (i) violate any provision of the charter, bylaws or other organizational documents of Seller or any of the RLH Companies, (ii) subject to obtaining the consents referred to in Section 3.3, to the Knowledge of Seller, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Seller or any of the RLH Companies under, or in a loss of any benefit to which Seller or any of the RLH Companies is entitled under any Contract or result in the creation of any Encumbrance upon any of the RLH Properties; or (iii) assuming compliance with the matters set forth in Sections 3.3, 4.3 and 5.6 to the Knowledge of Seller, violate, or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Seller is subject, including any Governmental Authorization, other than, in the cases of clauses (ii) and (iii), any conflict, breach, termination, default, cancellation, acceleration, loss, violation or Encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect or materially impair or delay the ability of Seller to perform its obligations hereunder.

         3.5 BINDING EFFECT. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         3.6 FINANCIAL STATEMENTS: ABSENCE OF CERTAIN CHANGES. The unaudited pro forma combined balance sheet of the RLH Companies at August 31, 2001 (the "Balance Sheet") attached as SCHEDULE 3.6(A), and the unaudited pro forma combined statements of earnings from operations (excluding results from the Excluded Assets and the Excluded Liabilities) of for the twelve (12) months ended August 31, 2001 attached as SCHEDULE 3.6(B) (together with the Balance Sheet, collectively, the "Financial Statements") fairly present, in all material respects, the financial condition of the RLH Companies (excluding the Excluded Assets and the Excluded Liabilities) as of the date thereof, or the results of operations for the period then ended, as the case may be and were prepared in accordance with Modified GAAP and SCHEDULE 1.1(D).

         3.7 RECENT EVENTS. Since the date of the Balance Sheet, there has not been any Material Adverse Change in the financial condition of the RLH Properties except as disclosed in this Agreement or the Schedules to this Agreement. Without limiting the generality of the foregoing, since that date:

                (i) none of the RLH Companies has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                (ii) except as a result of the Reorganization Transactions, none of the RLH Companies has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                (iii) none of the RLH Companies has experienced any material damage, destruction, or loss to its property which is uninsured;

                (iv) none of the RLH Companies has committed to any of the foregoing.

         3.8 HOTEL PROPERTIES. At the Closing Date, RLH or another of the RLH Companies will own, manage, lease or franchise the RLH Properties identified by category on SCHEDULE 1.1(A).

         3.9 RLH COMPANIES. At the Closing Date, RLH will own the interests specified in SCHEDULE 1.1(A) in each of the companies, joint ventures and other business entities described on that Exhibit.

         3.10 ASSETS. Except for the Excluded Assets, at Closing Seller will own the Stock and the RLH Companies will own or will lease all of the tangible and intangible assets listed on the Closing Balance Sheet.

         3.11 UNDISCLOSED LIABILITIES. None of the RLH Companies has any liability, except for: (1) liability set forth on the Balance Sheet, attached as
SCHEDULE 3.6(A); (2) liabilities that are not required by Modified GAAP to be included in a balance sheet; (3) the liabilities disclosed herein and within the Schedules to this Agreement; and (4) liabilities of the RLH Companies and RLH Properties which have arisen after the date of the Balance Sheet in the Ordinary Course of Business.

         3.12 LITIGATION AND CLAIMS. Except as set forth in SCHEDULE 3.12 there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending or, to the Knowledge of Seller, threatened, relating to the Business or any of the RLH Companies or the RLH Properties. Except as set forth in SCHEDULE 3.12, none of the RLH Companies or RLH Properties is subject to any order, writ, judgment, award, injunction, or decree of any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators other than those which, individually or in the aggregate, would not have a Material Adverse Effect or materially impair or delay the ability of Seller to effect the Closing.

         3.13 TAX MATTERS. (a) Except as set forth on SCHEDULE 3.13, all Tax Returns required to be filed by the RLH Companies have been or will be filed when due in accordance with all applicable laws. All Taxes owed by RLH Companies (whether or not shown on a Tax Return) have been or will be paid in timely fashion or have been accrued for on the relevant RLH Company's financial statements. Except as set forth on SCHEDULE 3.13, none of the RLH Companies is currently the beneficiary of an extension of time within which to file a Tax Return. To the Knowledge of Seller, there are no security interests on any of the assets of the RLH Companies that arose in connection with any failure or alleged failure to pay any tax.

                (b) Each of the RLH Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, stockholder, creditor or other third party.

                (c) Except as set forth on SCHEDULE 3.13, there is no action, suit, proceeding, investigation, audit or claim now pending with respect to any Tax of the RLH Companies.

                (d) Except as set forth on SCHEDULE 3.13, there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from any RLH Company.

                (e) SCHEDULE 3.13 lists all federal, state, local and foreign Income Tax Returns filed with respect to the RLH Companies for taxable periods ending on or after December 31, 1996, indicates those Income Tax Returns that have been audited and indicates those Tax Returns that are currently the subject of an audit. Seller has delivered to Buyer correct and complete copies of (i) all Income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the RLH Companies since January 1, 1996 and (ii) other Tax Returns specifically requested by Buyer.

                (f)  None of the RLH Companies has filed a consent under Code
Section 341 concerning collapsible corporations. To the knowledge of Seller, none of the RLH Companies is obligated to make any payments or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 280G. The Seller is not a foreign person within the meaning of the Code. To the Knowledge of Seller, each of the RLH Companies has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662. None of the RLH Companies is a party to any tax allocation or sharing agreement.

                (g) SCHEDULE 3.13 sets forth the following information with respect to each of the RLH Companies as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated by this Agreement): (i) the tax basis of each RLH Company in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment tax credit or other unused foreign tax credit or excess charitable contribution allocable to each RLH Company; and
(iii) the amount of any deferred gain or loss allocable to any RLH Company for any tax period commencing after the Closing Date arising out of any deferred inter-company transaction.

                (h) None of the RLH Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting; (ii) closing agreement as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign law); (iii) deferred inter-company gain or any excess loss account described in the Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income tax law); or (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

         3.14 EMPLOYEE BENEFITS. SCHEDULE 3.14 lists each employee benefit plan, as defined in Section 3(3) of ERISA, and each bonus or other incentive compensation, severance, reduction in force, relocation, salary continuation for sickness or other disability, vacation or educational assistance program which Seller and RLH maintains, contributes to or has an obligation to contribute to on behalf of Employees (collectively, the "SELLER/RLH PLANS"). None of the Seller/RLH Plans constitutes a "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

         3.15   ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 3.15:

                (a) to the Knowledge of Seller, the owned or leased RLH Properties are in compliance with all applicable Environmental Laws and there are no liabilities under any Environmental Law with respect to the RLH Companies and the owned or leased RLH Properties;

                (b) neither Seller nor any of the RLH Companies has received or is in possession of any notice of any material violation or alleged material violation of, or any liability under, any Environmental Law, related to the owned or leased RLH Properties; and

                (c) Seller has not received any writs, injunctions, decrees, orders or judgments outstanding, or written notice of any actions, suits, proceedings or investigations pending or, to the Knowledge of Seller, threatened, relating to compliance with or liability under any Environmental Law affecting the owned or leased RLH Properties. 3.16 INTELLECTUAL PROPERTY.
SCHEDULE 3.16 sets forth a list and description (including the country of registration) of all registered intellectual property Related to the RLH Properties. With respect to Selected Marks, except as set forth on SCHEDULE 3.16, there are no restrictions that would materially affect the use of the Selected Marks in connection with the RLH Properties and, the use of the Selected Marks consistent with Seller's current usage of them does not infringe upon or otherwise violate the valid rights of any other Person

         3.17   LABOR MATTERS.  Except as disclosed on SCHEDULE 3.17:

                (a) there are no employees at the owned or leased RLH Properties other than Employees of the RLH Companies or Seller; neither Seller nor the owned or leased RLH Properties is a party to any labor or collective bargaining agreement with respect to Employees; no Employees are represented by any labor organization; to the Knowledge of Seller, there are no organizing activities (including any demand for recognition or certification proceedings pending or threatened in writing to be brought or filed with the National Labor Relations Board or other labor relations tribunal) involving the owned or leased RLH Properties; and, to the Knowledge of Seller, the RLH Companies have complied with all applicable, labor and employment laws relating to the Employer.

                (b) there are no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, arbitrations or grievances pending or threatened in writing and received by Seller or the RLH Properties against or involving Seller or the owned or leased RLH Properties except for those which, individually or in the aggregate, would not have a Material Adverse Effect.

         3.18 TITLE TO PROPERTY. Other than Excluded Assets and Transferred Contracts, the appropriate RLH Company has good title (or lessee's interest in the case of the RLH Leased Properties) to the real and personal property: (1) used in the operation of the RLH Lease and of the RLH Owned Properties; or (2) listed on the Balance Sheet (collectively, the "TANGIBLE ASSETS"). The real property included within the RLH Lease and RLH Owned Properties is free and clear of all Encumbrances, except: (i) any matter set forth in the title reports for the various owned and leased RLH Properties, as listed in SCHEDULE 3.18;
(ii) any liens for liabilities or obligations reflected in the Financial Statements; (iii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but being contested in good faith by appropriate proceedings; (iv) mechanics', workmen's, repairmen's, warehousemen's, carriers, or other like liens arising or incurred in the Ordinary Course of Business; (v) with respect to real property, (A) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions, including, without limitation, any other agreements, conditions or restrictions which would be shown by a current title report or other similar report or listing, (B) any conditions that may be shown by a current title report, survey or physical inspections and (C) zoning, building and other similar restrictions; and (vi) with respect to personal property, original purchase price conditional sale contracts and equipment leases with third parties entered into in the Ordinary Course of Business; (all items included in the above clauses (i) through (vii) are referred to collectively herein as the "PERMITTED ENCUMBRANCES"). SELLER MAKES NO REPRESENTATION IN THIS AGREEMENT AS TO THE PHYSICAL CONDITION OR USEFULNESS FOR A PARTICULAR PURPOSE OF THE REAL OR TANGIBLE PERSONAL PROPERTY INCLUDED IN THE RLH PROPERTIES. FURTHER, NOTWITHSTANDING ANY PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, BUYER ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS DELIVERED BY SELLER TO BUYER HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER OR RLH. SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESSED OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS WHICH WERE NOT PREPARED BY SELLER OR ANY OF THE RLH COMPANIES.

         3.19 MATERIAL CONTRACTS. SCHEDULE 3.19 sets forth a list, as of the date hereof, of each written Contract of Seller or the RLH Companies that is Related to and/or material to the RLH Companies or RLH Properties (other than (i) purchase orders in the ordinary and usual course of business, (ii) any Contract involving the payment of less than $100,000 per year in the aggregate or with a term of less than one year and (iii) confidentiality agreements entered into in the usual course of business). Except as set forth in SCHEDULE 3.19, each such Contract is in full force and effect and constitutes a legal, valid and binding obligation of RLH Company that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors, rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. No RLH Company is in breach of its obligations under such Contracts (such as would have a Material Adverse Effect on the RLH Companies), and to Seller's Knowledge, no other party is in breach or has repudiated such Contracts.

         3.20 RLH CAPITAL STOCK; TITLE. SCHEDULE 3.20 accurately sets forth the authorized capital stock of each RLH Company and the number of shares of each class of capital stock of each RLH Company that are issued and outstanding as of the date hereof. The Stock and all of the issued and outstanding shares of capital stock of the Subsidiaries of RLH are duly authorized, validly issued, fully paid and non-assessable and all Stock is owned beneficially and of record as set forth in SCHEDULE 3.20, free and clear of any Encumbrance except as provided in the next sentence. Upon delivery of the payment for the Stock as herein provided and assuming the Buyer has the requisite power and authority to be the lawful owner of the Stock, Buyer will acquire good title thereto, free and clear of any Encumbrance (other than (i) Encumbrances created by Buyer and (ii) the requirements of the Federal and state securities laws respecting limitations on the subsequent transfer thereof), and will own one hundred percent of the issued and outstanding shares of capital stock of RLH, and RLH will own the percentage of issued and outstanding stock of each RLH Company listed on SCHEDULE 3.20.

         3.21   INTENTIONALLY DELETED.

         3.22 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Seller in connection with the transactions contemplated by this Agreement.

         3.23 LEGAL COMPLIANCE. To the Knowledge of Seller each of the RLH Companies has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state and local governments except for laws (including the matters in parentheses immediately above) the breach or failure to comply with would not have a Material Adverse Effect upon the RLH Companies, and no action, suit, pending hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them, alleging any failures so to comply or, to the Knowledge of Sellers, has been threatened.

         3.24 REAL PROPERTY. SCHEDULE 1.1(A) lists all of the real property that any of the RLH Companies owns or leases.

         3.24.1 With respect to each such parcel of owned RLH Properties:

                (a) Seller has not encumbered such real property except as disclosed in Section 3.18 and SCHEDULE 3.18.

                (b) There are no pending or, to the Knowledge of any of the Seller, any threatened condemnation proceedings, law suits or administrative actions relating to the property or any matters affecting the current use, occupancy or value thereof with the exception of The Red Lion Inn at the Quay in Vancouver with respect to which the local government may exercise rights of eminent domain;

                (c) To the Knowledge of Seller all facilities have received all approvals of governmental authorities, including licenses and permits, required in connection with the ownership and operation thereof, and to the Knowledge of Seller have been operated and maintained in accordance with applicable laws, rules and regulations.

                (d) Except as described on SCHEDULE 3.18, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property.

                (e) Since Seller has acquired title to the RLH Properties, Seller has not granted any options or rights of first refusal to purchase the parcel of real property or any portion thereof or interest therein.

                (f) To the Knowledge of Seller, all facilities located on real property are supplied with utilities and have access to a publicly dedicated road

         3.24.2 With respect to each lease for the properties leased by any of the RLH Companies:

                (a) The lease is legal, valid, binding, enforceable and in full force and effect;

                (b) No party to the lease is in breach or default or has repudiated any provision of the lease

                (c) To the Knowledge of Seller all facilities leased have received all approvals of governmental authorities, and have been operated and maintained substantially in accordance with applicable laws, rules and regulations.

                (d) All leased facilities are supplied with utilities and have access to publicly dedicated roads.

         3.25 INSURANCE. SCHEDULE 3.25 lists each policy of insurance currently in effect for the RLH Companies and RLH Properties, all of which will remain in full force and effect through the date of Closing. True and accurate copies of each insurance policy will be made available to Buyer at Seller's offices prior to Closing.

         3.26 DISCLOSURE. The representations and warranties contained in this Section do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statement that information contained in this Section is not materially misleading.

         3.27 COMPLIANCE WITH SECURITIES LAWS. Seller represents to Buyer that it is acquiring the Equity Interest for its own account and not with a view to distribution. Seller has no present intent and will not resell, transfer, assign or distribute the equity interest, except in compliance with the registration requirements of the Securities Act of 1933 as amended, and all other U.S. federal, state or foreign securities laws and regulations, or pursuant to an available exemption therefrom.

         3.28 NO OTHER REPRESENTATIONS OR WARRANTIES; LIMITATION. Except for the representations and warranties contained in this Article 3, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller. Notwithstanding Sections 3.3 and 3.4 or any of the other representations or warranties contained herein the Seller makes no representation or warranty concerning whether or not consent or approval of any of the parties to the management agreements or operating leases is needed or required. Buyer understands and agrees that information disclosed in any one Schedule shall be deemed set forth in any other Schedule.

         3.29 UPDATING. Notwithstanding anything contained herein to the contrary, it is understood and agreed that in the event that any breach of any representation or warranty of Seller is caused by or arises as a result of events occurring between the date hereof and the Closing Date, and such breach is disclosed in the Officer's Certificate to be delivered by Seller under
Section 7.2(a), then such breach shall not be considered a breach entitling Buyer or any other person to indemnification, damages or set off hereunder but shall simply and only be deemed an additional condition precedent to Buyer's obligation to close hereunder in which event Buyer may: (A) close and accept such breach disclosed within the Officer's Certificate as a modification of Seller's representations or (B) elect not to close and to receive a refund of the Deposit. All representations and warranties herein, which are phrased in the present tense, shall be deemed to be representations made as of the date of this Agreement.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Seller as follows:

         4.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate and to carry on its business as currently conducted. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership of its properties or the operation of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.

         4.2 CORPORATE AUTHORIZATION. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by Buyer of this Agreement.

         4.3 CONSENTS AND APPROVALS. No consent, approval, waiver or authorization is required to be obtained by Buyer or any Subsidiary of Buyer from, and no notice or filing is required to be given by Buyer or any Subsidiary of Buyer to, or made by Buyer or any Subsidiary of Buyer with, any federal, state, local or other governmental authority or other Person (with the exception of Buyer's lenders whose approval is the partial subject of Buyer's due diligence as described in Section 5.1) in connection with the execution, delivery and performance by Buyer of this Agreement, other than in all cases where the failure to obtain such consent, or to give or make such notice or filing, would not have a Material Adverse Effect or materially impair or delay the ability of Buyer to effect the Closing.

         4.4 NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby, does not and will not (i) violate any provision of the charter, bylaws or other organizational documents of Buyer; (ii) subject to obtaining the consents referred to in Section 4.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, or in a loss of any benefit to which Buyer is entitled under, any Contract of Buyer or result in the creation of any Encumbrance upon any of the Assets of Buyer; or (iii) assuming compliance with the matters set forth in Sections 3.3 and 4.3, to the knowledge of Buyer's officers, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Buyer is subject, including any Governmental Authorization, other than any conflict, breach, termination, default, cancellation, acceleration, lose, violation or Encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect or materially impair or delay the ability of Buyer to perform its obligations hereunder.

         4.5 BINDING EFFECT. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors, rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         4.6 COMPLIANCE WITH SECURITIES LAWS; ABSENCE OF ADVERSE CHANGES. Buyer represents and warrants to Sellers that (i) it has timely filed all filings and reports required of it under the Securities and Exchange Act of 1934, as amended, applicable state securities laws and the securities exchanges upon which its securities are traded; (ii) all such public filings are complete and do not contain false or misleading information; and (iii) the financial statements contained in such filings fairly present, in all material respects, the financial condition and operating results of Buyer as of the dates, and for the periods, indicated therein. Except as set forth in its public filings, Buyer has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the Ordinary Course of Business subsequent to September 30, 2001 and
(ii) obligations under contracts and commitments incurred in the Ordinary Course of Business which, in both cases, individually or in the aggregate, do not have Material Adverse Effect on Buyer.

         4.7    RECENT EVENTS.

                (a) MATERIAL ADVERSE EFFECT ON BUYER. Since September 30, 2001, none of the following events has occurred in a manner having a Material Adverse Effect on Buyer:

                     (i) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the business, properties, prospects, or financial condition of Buyer;

                     (ii) any waiver or compromise by Buyer of a valuable right or of a debt owed to it;

                     (iii) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Buyer, except in the ordinary course of business;

                     (iv) any change to a material contract or agreement by which Buyer or any of its assets is bound or subject;

                     (v) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                     (vi) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible or tangible assets except in the Ordinary Course of Business;

                     (vii) any resignation or termination of employment of any officer or key employee of Buyer;

                     (viii) any mortgage, pledge, transfer or grant of a security interest in, or lien, created by Buyer, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and the security interests that will be created at Closing in favor of Buyer's Lender;

                     (ix) any loans or guarantees made by Buyer to or for the benefit of its employees, officers, stockholders or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                     (x) any declaration, setting aside or payment or other distribution in respect of any of Buyer's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by Buyer;

                     (xi) any execution of any contract outside of the ordinary course of business; or

                     (xii) any arrangement or commitment by Buyer to do any of the things described in this Section 4.6.

                (b) MATERIAL ADVERSE CHANGES IN BUYER'S FINANCIAL CONDITION. Since September 30, 2001, there has not been any Material Adverse Change in the Financial condition or results of operations of Buyer, nor have any of the following events caused any Material Adverse Change in the financial condition or results of operations of Buyer:

                     (i) sale, lease, transfer, or assignment of any material assets, tangible or intangible, outside the Ordinary Course of Business;

                     (ii) any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                     (iii) any termination of or material modifications to, or canceled any material agreement, contract, lease, or license to which Buyer is a party or is bound;

                     (iv) any Encumbrances (except for Permitted Encumbrances) upon any of its assets, tangible or intangible;

                     (v) any material capital expenditures outside the Ordinary Course of Business;

                     (vi) any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                     (vii) any creditor guaranteed indebtedness for borrowed money and capitalized lease obligations outside of the Ordinary Course of Business, except for the financing from Buyer's Lender which is limited to this transaction;

                     (viii) any license or sublicense of any material rights under or with respect to any Intellectual Property;

                     (ix) any change made or authorized in the charter or bylaws of Buyer;

                     (x) the sale of any of Buyer's capital stock, or grant of options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                     (xi) the declaration or payment of any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or acquisition of any of its capital stock;

                     (xii) any material damage, destruction, or loss to Buyer's assets;

                     (xiii) any loan to or transaction between Buyer and any of its directors, officers, and employees outside the Ordinary Course of Business;

                     (xiv) any employment contract or collective bargaining agreement, written or oral, or modification of the terms of any existing such contract or agreement outside the Ordinary Course of Business;

                     (xv) any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                     (xvi) any commitment by Buyer to any of the foregoing.

         4.8 CAPITAL STOCK; TITLE. SCHEDULE 4.8 accurately sets forth the authorized capital stock of Buyer and the number of shares of each class of capital stock of Buyer that are issued and outstanding as of the date hereof. All of the issued and outstanding shares of capital stock of Buyer are duly authorized, validly issued, fully paid and non-assessable. Upon delivery of the payment for the Equity Interest as herein provided and assuming the Seller has the requisite power and authority to be the lawful owner of the Equity Interest, Buyer will acquire good title thereto, free and clear of any Encumbrance (other than (i) Encumbrances created by Seller and (ii) the requirements of the Federal and state securities laws respecting limitations on the subsequent transfer thereof), and will own one hundred percent of the issued and outstanding Equity Interest.

         4.9 LEGAL COMPLIANCE. To the Knowledge of Buyer, Buyer has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state and local governments, except for laws (including the matters in parenthesis immediately above) the breach or failure to comply with would not have a Material Adverse Effect upon the Buyer, and no action, suit, pending hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them, alleging any failures so to comply or, to the Knowledge of Buyer, has been threatened.

         4.10 PURCHASE NOT FOR DISTRIBUTION. The Stock will be acquired by Buyer for its own account and not with a view to distribution. Buyer has no present intent to and will not resell, transfer, assign or distribute the Stock, except in compliance with the registration requirements of the Securities Act of 1933, as amended, and all other U.S. federal or state or foreign securities laws and regulations, or pursuant to an available exemption therefrom.

         4.11 LITIGATION AND CLAIMS. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending or, to the Knowledge of Buyer, threatened which, individually or in the aggregate, would materially impair or delay the ability of Buyer to effect the Closing. The Buyer is not subject to any order, writ, judgment, award, injunction, or decree of any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators which, individually or in the aggregate, would materially impair or delay the ability of Buyer to effect the Closing.

         4.12 FINDERS' FEES. Other than Lehman Brothers, Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or any Subsidiary of Buyer who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated by this Agreement. Buyer shall be exclusively responsible for any fee or commission due Lehman Brothers Inc.

         4.13 FINANCIAL CAPABILITY. On December 21, 2001 Buyer shall deliver to Seller the Financing Commitment referred to in Section 5.1 and the Lender Letter in the form required under Section 2.10 identifying that Buyer has sufficient funds to effect the Closing.

         4.14 DISCLOSURE. The representations and warranties contained in this Section do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statement that information contained in this Section is not materially misleading.

         4.15 UPDATING. Notwithstanding anything contained herein to the contrary, it is understood and agreed that in the event that any breach of any representation or warranty of Buyer is caused by or arises as a result of events occurring between the date hereof and the Closing Date, and such breach is disclosed in the Officer's Certificate to be delivered by Buyer under Section 7.3(a), then such breach shall not be considered a breach entitling Seller or any other person to indemnification, damages or set off hereunder but shall simply and only be deemed an additional condition precedent to Seller's obligation to close hereunder in which event Seller may: (A) close and accept such breach disclosed within the Officer's Certificate as a modification of Buyer's representations or (B) elect not to close, in which event Buyer shall receive a refund of the Deposit. All representations and warranties herein, which are phrased in the present tense, shall be deemed to be representations made as of the date of this Agreement.

         4.16 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article 4, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                    ARTICLE 5

                                    COVENANTS
                                    ---------

         5.1 DUE DILIGENCE. Buyer acknowledges that it has had the opportunity to review the Books and Records of the Seller and the RLH Companies (excluding Books and Records Related to Seller Retained Properties), and to conduct physical inspections of the RLH Owned Properties, conduct environmental assessments and that Buyer hereby indemnifies and holds harmless Seller from all loss and damages (including reasonable attorneys' fees and costs) resulting from such physical inspections) and appraisals with respect thereto, and make inquiries of employees of the RLH Companies, consult with insurance brokers with respect to insurance coverages for the RLH Companies and agrees that it shall use its Best Efforts to obtain, not later than December 24, 2001, a firm commitment for third party financing required by Buyer to complete the contemplated transaction (such firm financing commitment being referred to herein as the "Financing Commitment"). Buyer shall notify Seller on or before 5 p.m. (PST) on December 24, 2001 whether it has obtained the Financing Commitment. If such notice is not given by Buyer, or if Buyer's Financing Commitment is not acceptable to Seller, this Agreement will terminate, except for provisions of this Agreement which are intended to survive termination of this Agreement.

         5.2 ACCESS. Prior to the Closing, Seller and Buyer shall each permit the other and their respective representatives to have access, during regular business hours and upon reasonable advance notice, to such other party, subject to reasonable rules and, and shall furnish or cause to be furnished any financial and operating data and other information that is available as shall from time to time be reasonably requested. The parties agree to abide by the terms of the confidentiality agreements between the parties with respect to such access and any information furnished to it or its representatives pursuant to this Section 5.2.

         5.3 CONDUCT OF BUSINESS. During the period from August 31, 2001 to the Closing, except for the Reorganization Transactions or as otherwise contemplated by this Agreement or as Buyer shall otherwise agree in writing in advance, Seller covenants and agrees that Seller has conducted and will conduct, and has caused and will cause the RLH Companies to conduct, the Business in the ordinary and usual course, and to use reasonable efforts to preserve intact the RLH Companies and the RLH Properties and their relationships with third parties in respect thereof. During the period from August 31, 2001 to the Closing, except as otherwise provided for in this Agreement and except as contemplated by the Reorganization Transactions or as Buyer shall otherwise consent (which consent shall not be unreasonably withheld), Seller covenants and agrees that with respect to the RLH Properties and the Related Business, other than in the Ordinary Course of Business, it has not and shall cause the RLH Companies not to:

                (a) enter into commitments for new capital expenditures in excess of $100,000 in the aggregate;

                (b) dispose of or incur, create or assume any Encumbrance on any individual fixed asset of any of the RLH Companies with respect to the RLH Properties if the greater of the book value or the fair market value of such fixed asset exceeds $50,000, other than Permitted Encumbrances;

                (c) enter into any transaction outside of the Ordinary Course of Business;

                (d) grant material salary or wage increases or (as it relates to Employees) or materially change or amend any Seller/RLH Plan; or

                (e)  agree, in writing or otherwise, to do any of the foregoing.

                (f) except for the distributions contemplated by the Reorganization Transactions as reflected in the Adjusted Closing Balance Sheet, distribute any cash or other assets of Seller or any of the RLH Companies to any Affiliate of any of them.

         5.4 BEST EFFORTS. Seller and Buyer will cooperate and use their respective Best Efforts to fulfill the conditions precedent to the other party's obligations hereunder, including but not limited to securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the transactions contemplated hereby.

         5.5 SETTLEMENT OF INTER-COMPANY ACCOUNTS; CANCELLATION OF INTER-COMPANY AND OTHER AGREEMENTS. The parties agree that all inter-company accounts, including all accounts receivable and accounts payable, (whether or not currently due and payable) between the RLH Companies, on the one hand, and Seller and its Affiliates (other than the RLH Companies), on the other hand, shall be settled in full on or prior to the Closing Date. Except for the Transition Management Agreement, the Transition Services Agreement or as otherwise provided in this Agreement, Seller shall cause any Contracts between any of the RLH Companies, on the one hand, and Seller and its Affiliates (other than the RLH Companies), on the other hand, to be cancelled, provided, however, that the Buyer and Seller agree that the Systems 21 licensing agreement shall be cancelled upon the date of termination or cancellation of the Transition Management Agreement.

         5.6 EMPLOYEE OBLIGATIONS; COMPLIANCE WITH WARN, ETC. Buyer has furnished Seller with copies of its employee compensation methodology and benefit plans and agrees to use its Best Efforts to implement such methodology and make available to Employees such benefit plans (without discrimination between Employees and Buyer's other employees) in the same general manner as such are implemented and made available to Buyer's employees, generally; provided, however, that it is agreed that Buyer shall have the right to amend and modify its compensation and benefit plans from time to time, as it deems appropriate; and that the conversion from Seller's compensation plans and benefit plans may occur following a transition period specified in the Transition Services Agreement. Buyer shall cause the RLH Companies to employ and retain for at least ninety (90) days after the closing date that number of employees at each location where Employees are located as of the closing date so as not to cause a "mass layoff" or "plant closing" as those terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C., Section 2101, et seq. ("WARN"). Moreover, Buyer shall be liable for: (i) employee liabilities arising prior to Closing to the extent such liabilities are accrued as current liabilities on the Closing Balance Sheet, and (ii) all liabilities arising out of the termination of Employees and for severance benefits that Buyer or Seller may be obligated to pay, if any, with respect to any Employee terminated by Buyer on or following the Closing Date irrespective of whether the termination of such Employee creates liability under WARN. From and after the Closing Date, the RLH Companies shall be solely responsible for the wages, salaries and benefits of all Employees. Buyer agrees to indemnify and hold harmless Seller, and its respective successors and assigns, from any against any and all claims, penalties, damages, liabilities, actions, costs and expenses (including attorneys' fees) for severance to terminated Employees and under WARN to the extent arising from a breach of this Section 5.6 by Buyer.

         5.7 FURTHER ASSURANCES. At any time after the Closing Date, Seller, on the one hand, and Buyer, on the other hand, shall, or shall cause Seller or the RLH Companies to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Buyer or Seller, as the case may be, and necessary for them or it to satisfy their or its respective obligations hereunder or obtain the benefits contemplated hereby.

         5.8 USE OF CORPORATE NAME AND SYMBOL; TRANSITION LICENSE. Except as set forth in this Section 5.8 or as specifically provided for in any Continuing Relationship Agreements, after the Closing Date, Buyer shall not use the Seller Marks or the Composite Marks. Except as set forth in this Section 5.8 or as specifically provided for in any Continuing Relationship Agreements, as promptly as practicable, but in no event later than 60 days following the Closing Date (hereinafter the "Phase Out Period"), Buyer shall, and cause the RLH Companies to, remove, strike over or otherwise obliterate all Seller Marks and Composite Marks from all materials constituting their properties and assets, including, without limitation, any business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms and other materials, if such materials are distributed or made available or proposed to be distributed or made available to third parties; provided that (i) the RLH Companies shall immediately cease using invoice forms and purchase and sale contract forms, and no later than 30 days after the Closing Date, cease using stationery and business cards containing Seller Marks and Composite Marks, and (ii) nothing herein contained shall require or be construed to require Buyer or the RLH Companies to cause customers of Buyer or the RLH Companies to take any action with respect to property of the Buyer or the RLH Companies in the possession of any such customers. Seller hereby grants to Buyer a non-exclusive, royalty-free license during the Phase Out Period to use Seller Marks and Composite Marks appearing on materials in inventory on the Closing Date solely as permitted pursuant to this Section 5.8 provided that Buyer complies with Seller's quality standards and specifications.

         5.9 TRANSITION SERVICES. The Transition Services Agreement in the form of SCHEDULE 5.9 will be executed on or before the Closing Date.

         5.10 TRANSITION MANAGEMENT AGREEMENT. The Transition Management Agreement in the form of SCHEDULE 5.10(a) (the "Transition Management Agreement") and the Transition Franchise Agreement in the form attached hereto as SCHEDULE 2.10(B) will each be executed and delivered into escrow on December 21, 2001 and will become effective on the Closing Date.

         5.11 LAUNDRY SERVICES AGREEMENTS. The Laundry Services Agreements in the form of SCHEDULE 5.11 (the "LAUNDRY SERVICES AGREEMENTS") will be executed and delivered to the Escrow Agreement on December 21, 2001.

         5.12   TRADEMARK AGREEMENT. The Trademark Agreement in the form of
SCHEDULE 5.12 will be executed and delivered to the Escrow Agent on December 21, 2001.

         5.13 CERTAIN MATTERS RELATED TO EXCLUDED LIABILITIES. Seller shall have the right, which may be exercised in its sole discretion, to manage and control the handling of, to assume the defense of and to settle or otherwise compromise claims relating to Excluded Liabilities. With respect to all Excluded Liabilities, the Buyer shall cause the Buyer Indemnified Parties to cooperate with Seller, provide Seller as promptly as possible with notices and other information received by such parties as well as all relevant materials, information and data requested by Seller and shall grant Seller, without charge, reasonable access to employees and Assets. The Buyer shall cause the Buyer Indemnified Parties not to defend, settle, compromise or make any payments with respect to claims relating to Excluded Liabilities.

         5.14 SOLICITATION. From October 16, 2001 through February 28, 2003, Buyer or its affiliates shall not solicit for employment or otherwise attempt to recruit or hire any employee of Seller or its Affiliates, except as provided in the Transition Services Agreement. Nothing herein shall prohibit Buyer from general public advertisements in public media (such as radio or newspapers) soliciting employees generally (provided that such ads are not targeted to Seller or its Affiliates). From October 16, 2001 through February 28, 2003, Seller or its Affiliates shall not solicit for employment or otherwise attempt to recruit or hire any employee of RLH or its subsidiaries; provided this shall not apply to Mr. Thomas Murray, who will become an employee of the Seller. Nothing herein shall prohibit Seller or its Affiliates from general public advertisements in public media (such as radio or newspapers) soliciting employees generally (provided that such ads are not targeted to the RLH Companies).

         5.15 GOVERNMENT APPROVALS AND THIRD PARTY CONSENTS. Buyer and Seller have both agreed and represented to each other that the transactions contemplated herein do not require a Hart-Scott-Rodino filing. Prior to Closing Seller will use Best Efforts to obtain all necessary third party consents and without any material change to the terms of any material agreement to which RLH is a party or which materially affects any of the RLH Properties provided that nothing herein shall require Seller to pay fees or offer other consideration to any such third party in order to obtain such consents.

         5.16 NON-COMPETE. For a period of seven (7) years following the Closing Date, neither Seller nor Hilton will license any RLH Property, except that the restriction will have a term of three (3) years for such RLH Properties for which Buyer receives a refund under Section 2.7(e) as a result of a termination or cancellation of a franchise or management Agreement with respect to such RLH Property.

         5.17 AUDITED FINANCIAL STATEMENTS. Buyer, at Buyer's expense, may obtain audited financial statements of the RLH Companies.

         5.18 BEST EFFORTS. Seller will use Best Efforts to furnish to Buyer on the Closing Date a list of Inactive Employees effective as of one (1) week prior to the Closing Date.

         5.19 SUPERIOR COFFEE CONTRACT. Buyer covenants that with respect to the RLH Properties that are currently buying coffee under the August 9, 2000 Consolidated Agreement between Hilton Hotels, Inc. and Superior Coffee, Buyer will cause RLH to continue to purchase their requirements for coffee under the terms of such Agreement provided that RLH shall have no volume commitment under such Agreement, nor any obligation to repay any portion of the "Pay Back Amount" under Amendment No. 1 thereof.

                                    ARTICLE 6

                                   TAX MATTERS
                                   -----------
         6.1    TAX RETURNS.

                (a)  Code Section 338 Election/Taxable Periods/Allocations.

                     (i) With respect to Buyer's purchase of the Stock hereunder, Buyer agrees not to make any election under Section 338 of the Code.

                     (ii) Seller and Buyer shall, to the extent permitted by applicable law, elect with the relevant taxing authority to close the taxable period of the RLH Companies on the Closing Date. In any case where applicable law does not permit any RLH Company to close its taxable year on the Closing Date, then Taxes attributable to the taxable period of such RLH Company beginning on or before and ending after the Closing Date shall be allocated (A) to Seller for the period up to and including the Closing Date and (B) to Buyer for the period subsequent to the Closing Date. Any allocation required to determine any Taxes attributable to any period beginning on or before and ending after the Closing Date shall be made by means of a closing of the books and records of each of the RLH Companies as of the close of business on the Closing Date and, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

                (b) Tax Periods Ending on or Before the Closing Date. Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the RLH Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Seller shall be responsible for, shall pay or cause to be paid, any and all Taxes of, or payable by (including by reason of Treasury Regulation ss.1.1502-6), the RLH Companies (or any predecessors) with respect to any taxable period ending on or before the Closing Date, but only to the extent that the Taxes exceed the accrual for current Income Taxes payable of the RLH Companies on the face of the Adjusted Closing Balance Sheet (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income).

                (c) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the RLH Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Buyer, in the manner provided for in Section 6.1(d), an amount equal to the portion of such Taxes allocated to Seller pursuant to Section 6.1(a)(ii) to the extent such Taxes are not reflected in the stated Tax liability or reserve for Tax liability shown on the face of the Adjusted Closing Date Balance Sheet (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income).

                (d)  Consultation/Payment.

                     (i) Buyer shall deliver, at least 20 days prior to the due date for filing the Tax Returns (including extensions) to be prepared by Buyer pursuant to Section 6.1(c), to Seller a statement setting forth the amount of Tax for which Seller is responsible pursuant to Section 6.1(a)(ii) (the "Tax Statement") and copies of such Tax Returns. Seller shall have the right to review such Tax Return and Tax Statement prior to the filing of such Tax Return and to suggest to Buyer any reasonable changes to such Tax Returns. Seller and Buyer agree to consult and resolve in good faith any issue arising as a result of the review of such Tax Return and the Tax Statement and mutually to consent to the filing as promptly as possible of such Tax Return. In the event the parties are unable to resolve any dispute within ten days following the delivery of such Tax Return and the Tax Statement, the parties shall jointly request an internationally recognized CPA firm mutually agreed upon by Buyer and Seller (as distinguished from the CPA firm identified in Section 2.7(b) of this Agreement) to resolve any issue in dispute as promptly as possible. If such CPA firm is unable to make a determination with respect to any disputed issue within five Business Days prior to the due date (including extensions) for the filing of the Tax Return in question, then Buyer may file such Tax Return on the due date (including extensions) therefor without such determination having been made and without Seller's consent. Notwithstanding the filing of such Tax Return, such CPA firm shall make a determination with respect to any disputed issue, and the amount of Taxes that are allocated to Seller pursuant to Section 6.1(a)(ii) shall be as determined by such CPA firm. The fees and expenses of such CPA firm shall be paid one-half by Buyer and one-half by Seller.

                     (ii) Not later than (A) five Business Days before the due date for the payment of Taxes with respect to such Tax Returns or (B) in the event of a dispute, five Business Days after notice to Seller of the resolution thereof, Seller shall pay to Buyer an amount equal to the Taxes shown on the Tax Statement as being allocable to Seller pursuant to Section 6.1(a)(ii) or in such notice (as the case may be).

         6.2    TAX INDEMNIFICATION.

                (a) Seller's Indemnity. Seller shall be responsible for, shall pay or cause to be paid, and shall indemnify and hold harmless Buyer and its Affiliates (including, after the Closing, the RLH Companies) from and against any and all Taxes of, or payable by (including by reason of Treasury Regulation ss.1.1502-6), the RLH Companies (or any predecessors) (i) with respect to any Taxable period ending on or before the Closing Date, (ii) with respect to the transfer by any RLH Company of any Excluded Asset pursuant to Section 2.2, above, (iii) allocated to Seller as provided in Section 6.1(a)(ii), above, but only to the extent that such Taxes exceed the accrual for current Taxes payable of the RLH Companies on the Adjusted Closing Balance Sheet and (iv) any Taxes described in Section 6.4 for which Seller is responsible.

                (b) Buyer's Indemnity. Buyer agrees to indemnify and hold harmless Seller and its Affiliates from and against (and Seller and its Affiliates shall have no liability under Section 6.2(a) on account of) (i) any and all Taxes of the RLH Companies (or any predecessors) that are not described in Section 6.2(a), (ii) any Taxes of the RLH Companies to the extent of the accrual therefor on the Adjusted Closing Balance Sheet and (iii) any Taxes described in Section 6.4 for which Buyer is responsible as provided in Section 6.4.

                (c)  Indemnity Claims.

                     (i) Buyer shall promptly notify Seller of the commencement of any claim, audit, examination, or other proposed change or adjustment by any taxing authority of which Buyer has knowledge concerning any Tax covered by
Section 6.2(a) (each a "Tax Claim"). Such notice shall contain factual information (to the extent known by Buyer or any RLH Company) describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax Claim. If Buyer fails to give Seller prompt notice of any such Tax Claim and Seller is materially adversely affected thereby, Seller shall not have any obligation under Section 6.2(a) to indemnify for any Income Taxes arising out of such Tax Claim.

                     (ii) Seller shall have the sole right and responsibility to represent the RLH Companies' interests in any Tax audit or administrative or court proceeding relating to Taxes described in Section 6.1(b) and to employ counsel of its choice.

                     (iii) With respect to any Taxable period of any RLH Company described in Section 6.1(c), Buyer shall control the defense and settlement of any Tax audit or administrative or court proceeding relating to Taxes, with input from Seller and with the right of Seller to participate at its expense, and each party shall cooperate with the other party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that if either party shall refuse to consent to any settlement, closing or other agreement that the other proposes to accept (a "Proposed Settlement"), then (A) the liability with respect to the subject matter of the Proposed Settlement of the party who proposed to accept the proposed settlement shall be limited to the amount that such liability would have been if the Proposed Settlement had been accepted and (2) the other party shall be responsible for all expenses incurred thereafter in connection with the contest of such Tax audit or proceeding except to the extent that the final settlement imposes less liability on the party who proposed to accept the Proposed Settlement than the Proposed Settlement would have imposed.

                     (iv) The indemnified party shall give the indemnifying party written notice of a claim for indemnification or payment, which notice shall include a calculation of the amount of the requested indemnity or other payment and shall furnish to the indemnifying party copies of all books, records and other information reasonably requested by indemnifying party to the extent necessary to substantiate such claim and verify the amount thereof. If reasonably necessary in order to make or substantiate a claim (or to determine if a claim should be made), each party shall be permitted access to the other party's books, records and other information in connection therewith. The indemnifying party shall deliver to the indemnified party, within 30 days after receiving the foregoing notice a detailed statement describing its objections (if any) thereto. The parties shall use reasonable efforts to resolve any such objections, but if they do not obtain a final resolution within 30 days (or any longer period mutually agreed to by the parties) after the indemnified party has received the statement of objections, the CPA firm selected under the provision of Section 6.1(d)(i) shall resolve any remaining objections.

                     (v) Any claim for indemnity hereunder may be made at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant Taxable period (including all periods of extension, whether automatic or permissive).

         6.3 COOPERATION ON TAX MATTERS. Buyer, RLH Companies and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request and at its expense) the provision, on a timely basis, of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, RLH Companies and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the RLH Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, RLH Companies or Sellers, as the case may be, shall allow the other party to take possession of such books and records. Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder. Seller and Buyer shall provide to each other, and Buyer shall cause each of the RLH Companies to provide to Seller, full access, at any reasonable time and from time to time, at the business location at which the Books and Records are maintained, after the Closing Date, to such Tax data of each of the RLH Companies as Seller or Buyer, as the case may be, may from time to time reasonably request and will furnish, and request the independent accountants and legal counsel of Seller, Buyer or any RLH Company to furnish to Seller or Buyer, as the case may be, such additional Tax and other information and documents in the possession of such persons as Seller or Buyer may from time to time reasonably request.

         6.4 CERTAIN TAXES AND FEES. All conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with, or as a result of the transfer of the RLH Stock to Buyer shall be paid by fifty percent (50%) by Seller and fifty percent (50%) by Buyer. Seller shall pay all transfer taxes applicable to this transaction, including real estate excise taxes. Each of Seller and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, Seller and Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation filed by the other party.

         6.5    TAX RELATED ADJUSTMENTS.

                (a) If Buyer or any of its Affiliates (including, with respect to taxable periods (or portions thereof) after the Closing Date, the RLH Companies) realizes during any taxable period a Tax benefit which is attributable to any liability for Taxes (or the adjustment or other event or circumstance giving rise thereto) for which Buyer has been indemnified under
Section 6.2(a) or for which Seller is otherwise responsible pursuant to the terms of this Agreement, Buyer shall pay to Seller the amount of such net Tax benefit. Any payment due under this Section 6.5 shall be made within five Business Days from the date a refund of Taxes is received or actual reduction in Taxes or other net Tax benefit is realized by Buyer.

                (b) Except as provided in Section 6.5(c) and SCHEDULE 6.5 concerning tax assets shown on the Adjusted Balance Sheet, Buyer shall pay to Seller any refund of Taxes received or amount of actual reduction in Taxes realized (or portion of either thereof) after the Closing Date by Buyer or any of its Affiliates (including the RLH Companies) relating to Taxes imposed on or with respect to Seller or any of its Affiliates (including the RLH Companies) with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date. Buyer shall pay to Seller such refund owed hereunder (including interest received thereon) or the amount of any such reduction in Taxes owed hereunder promptly upon receipt thereof by the recipient thereof. Buyer shall, if Seller requests and at Seller's sole cost, cause the relevant entity to file for and obtain any refunds or equivalent amounts to which Seller is entitled under this Section 6.5(b).

                (c) Buyer agrees that it shall not cause or permit any RLH Company to carry back to any taxable period ending on or prior to the Closing Date any net operating loss, loss from operations or other Tax attribute as to which an election may be made, and pursuant to the foregoing, Buyer agrees not to make or cause to be made such election (and all similar elections) and further agrees that Seller has no obligation under this Agreement to return or remit any refund or other Tax benefit attributable to a breach by Buyer of the foregoing undertaking.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING
                              ---------------------

         7.1    CONDITIONS TO THE OBLIGATIONS OF BUYER AND SELLER.
The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

                (a) NO INJUNCTIONS. No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, non-appealable judgment, decree, injunction or other order which is in effect on the Closing Date and prohibits the consummation of the Closing.

                (b) CONSENTS AND APPROVALS. All Required Approvals shall have been obtained.

         7.2 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing, of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date and except in accordance with
Section 3.29), and Buyer shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller (the "Officer's Certificate").

                (b) COVENANTS. The covenants and agreements of Seller to be performed on or prior to the Closing shall have been duly performed in all material respects, and Buyer shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller.

         7.3 CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date and except as modified in accordance with Section 4.15), and Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

                (b) COVENANTS. The covenants and agreements of Buyer to be performed on or prior to the Closing shall have been duly performed in all material respects, and Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

                (c) DUE DILIGENCE AND BUYER FINANCING. Buyer shall have on or before 5:00 P.M. (Pacific Time) December 21, 2001, delivered to Seller Buyer's Financing Commitment pursuant to Section 5.1 and the Lender Letter described in
Section 2.10. Seller shall in its sole discretion determine whether or not such Financing Commitment and Lender Letter satisfy the provisions hereof.

                (d) REMOVAL OF DIVIDEND RESTRICTIONS. Buyer shall have delivered to Seller written confirmation in a form acceptable to Seller in all respects that so long as Buyer is not in default in its obligations to the primary Lenders, such Lenders will allow the payment of dividends to holders of the Series A Preferred Stock and the Series B Preferred Stock of Buyer and will also allow for the redemption of the Series A Preferred Stock and the Series B Preferred Stock consistent with the Designation of Rights and Preferences for each. As a covenant, Buyer agrees that it shall not obtain future financing of Buyer which imposes any restriction on the payment of dividends to holders of preferred stock of Buyer, other than (x) during the continuation of an event of default or (y) if the payment would result in a default under financial covenants, which are usual and customary for financings of the type obtained by Buyer, after Buyer's use of Best Efforts to obtain financial covenants no more restrictive with respect to the payment of dividends than Buyer's current financing. This covenant shall survive Closing until the Series A Preferred Stock and Series B Preferred Stock is redeemed, notwithstanding anything contained in this Agreement to the contrary.

                                    ARTICLE 8

                            SURVIVAL; INDEMNIFICATION
                            -------------------------

         8.1 SURVIVAL. The representations and warranties contained in this Agreement shall survive the Closing only for the applicable period set forth in this Section 8.1. All of the representations and warranties of Seller and Buyer obtained in this Agreement and all claims and causes of action with respect thereto shall terminate upon expiration of eighteen (18) months after the Closing Date, except that the obligations specified in Article 6 shall continue for the period specified in Article 6, and the Seller representations and warranties in Section 3.20, and the Buyer representations and warranties in
Section 4.8, shall continue for seven (7) years after the Closing Date. In the event notice of any claim for indemnification under Section 8.2 or Section 8.3(a)(i) is given (within the meaning of Section 10.1) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

         8.2 INDEMNIFICATION BY BUYER. Buyer hereby agrees that it shall indemnify, defend and hold harmless Sellers, their Affiliates and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "SELLER INDEMNIFIED PARTIES") from, against and in respect of any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, Taxes, interest, penalties, and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring) (collectively, the "LOSSES") imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties, directly or indirectly, relating to or arising out of (i) any breach of any representation or warranty made by Buyer contained in this Agreement for the period such representation or warranty survives, (ii) the Assumed Liabilities, and (iii) the breach of any covenant or agreement of Buyer contained in this Agreement, except in all cases to the extent any such matter is specifically addressed in Article 6. Seller acknowledges that this Article 8 constitutes Seller's sole remedy with respect to any matters referred to herein.

         8.3    INDEMNIFICATION BY SELLER.

                (a) Seller hereby agrees that it shall indemnify, defend and hold harmless Buyer, its Affiliates and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees (other than Employees) and their heirs, successors and assigns (the "BUYER INDEMNIFIED PARTIES" and, collectively with the Seller Indemnified Parties, the "INDEMNIFIED PARTIES") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Buyer Indemnified Parties, directly or indirectly, relating to or arising out of
(i) subject to the provisions of Section 8.3(b), any breach of any representation or warranty made by Seller contained in this Agreement (or incorporated herein via a Schedule) for the period such representation or warranty survives, (ii) all Excluded Liabilities; and (iii) subject to the provisions of Section 8.3(b), the breach of any covenant or agreement of Seller contained in this Agreement except in all cases to the extent any such matter is specifically addressed in Article 6. Buyer acknowledges that this Article 8 constitutes Buyer's sole remedy with respect to any of the matters referred to herein.

                (b) Notwithstanding anything contained herein to the contrary, Seller shall not be liable to the Buyer Indemnified Parties for any Losses with respect to breaches of covenants, representations or warranties, except to the extent (and then only to the extent) the Losses therefrom exceed an aggregate amount equal to $500,000 (the "Bucket"), and then only all such Losses in excess thereof up to an aggregate amount equal to 25% of the Purchase Price (the "Cap"); provided, however, that the Bucket shall not apply to the obligations of Seller under Section 3.6 (but the Cap shall apply) nor shall the Bucket or Cap apply to any obligations arising under Section 2.4, Section 2.7, Article 6, Sections 3.13, 3.20, or arising out of fraud or intentional misrepresentation.

         8.4 INDEMNIFICATION PROCEDURES. With respect to third-party claims, all claims for indemnification by any Indemnified Party under this Article 8 shall be asserted and resolved as set forth in this Section 8.4. In the event that any written claim or demand for which Buyer or Seller, as the case may be (an "INDEMNIFYING PARTY"), would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "CLAIM NOTICE"). The Indemnifying Party shall have 90 days from the personal delivery or mailing of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Identifying Party; provided, however, that the amount of such costs and expenses that shall be a liability of the Indemnifying Party hereunder shall be subject to the limitations set forth in Section 8.3(b). Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any Subsidiary or Affiliate thereof. If the Indemnifying Party elects not to defend the

Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense), shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 8.3(b). To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third-party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its Best Efforts in the defense of all such claims.

         8.5 CHARACTERIZATION OF INDEMNIFICATION PAYMENTS. All amounts paid by Buyer or Seller, as the case may be, under Article 2 (other than Section 2.7(d)), Article 5, Article 6 or this Article 8 shall be treated as adjustments to the Purchase Price for all Tax purposes.

         8.6 COMPUTATION OF LOSSES SUBJECT TO INDEMNIFICATION. The amount of any Losses for which indemnification is provided under this Article 8 shall: (i) be computed net of any insurance or eminent domain proceeds or Tax benefits (determined based upon the highest statutory rate) received or receivable by the Indemnified Party in connection with such Loss, (ii) with respect to claims pertaining to an individual RLH Property, the lost profits component of such Losses, shall be limited to the sums set forth for each such RLH Property as shown on SCHEDULE 8.6, (iii) be limited by the provisions of Section 8.3(b), and
(iii) exclude incidental, special, indirect and punitive damages.

                                    ARTICLE 9

                                   TERMINATION
                                   -----------
         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                (a)  by mutual, written agreement between Buyer and Seller;

                (b) by either Buyer or Seller by giving written notice of such termination to the other, if the Pre-Closing shall not have occurred on or before December 21, 2001, or Closing shall not have occurred on or prior to December 31, 2001; provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Pre-Closing or Closing to occur on or before the applicable date; or

                (c) by either Buyer or Seller if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

                (d) by Seller if, as a result of its due diligence, Seller determines by December 14, 2001 that it is not satisfied with its due diligence review of Buyer; or

                (e) by Buyer if, as a result of its due diligence, the Buyer determines on or before the Diligence Completion Date that it is not satisfied, in its sole discretion with the results of its due diligence review; or

                (f) by either of the Parties if the other Party is in breach of its obligations under this Agreement and fails to cure such breach within five
(5) days following receipt of default from the nonbreaching Party.

         9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this
Section 9.2 and in Sections 10.1, 10.9, 10.10, 10.11 and 10.12, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination. Notwithstanding any provision in this Agreement to the contrary, if the transactions contemplated by this Agreement are not consummated by December 31, 2001 due to a breach by Buyer, then Seller shall be entitled to receive the Deposit as liquidated damages (but Seller shall not be entitled in such instance to specific performance or other equitable remedy or any other damage remedy) and Buyer shall take such action as Seller may request to cause Escrow Agent to deliver the Deposit to Seller. Notwithstanding any provision in this Agreement to the contrary, if the transactions contemplated by this Agreement are not consummated by December 31, 2001 due to a breach by Seller, then Buyer shall be entitled to immediate receipt of the Deposit and shall be entitled to liquidated damages of $2,000,000; but shall not be entitled in such instance to specific performance or other equitable remedy or any other damage remedy.


                                   ARTICLE 10

                                  MISCELLANEOUS
                                  -------------

         10.1 NOTICES. Any notice, demand, request, offer, consent, approval or communications (collectively, a "Notice") to be provided under this Agreement shall be in writing and sent by one of the following methods: (i) postage prepaid, United States certified or registered mail with a return receipt requested, addressed to Buyer or Seller, as appropriate, at the addresses set forth below; (ii) overnight delivery with a nationally recognized and reputable air courier (with electronic tracking requested) addressed to Buyer or Seller, as appropriate, at the addresses set forth below; (iii) personal delivery to Buyer or Seller, as appropriate, at the addresses set forth below; or (iv) by confirmed facsimile or telecopier transmission to Buyer or Seller, as appropriate, at the facsimile numbers set forth below and in such case of facsimile transmission, a copy must also be contemporaneously sent by one of the methods described in the preceding clause (i), (ii) or (iii) of this Section
10.1 (it being understood and agreed, however, that such Notice shall be deemed received upon receipt of electronic transmission). Any such Notice shall be deemed given upon receipt thereof, or, in case of any Notice sent pursuant to clause (i), (ii) or (iii) above, the refusal thereof by the intended recipient. Notwithstanding the foregoing, in the event any Notice is sent by overnight delivery or personal delivery and it is received (or delivery is attempted) during non-business hours (i.e., other than during 8:30 a.m. to 5:00 p.m. Pacific Time, Monday through Friday, excluding holidays), then such Notice shall not be deemed to have been received until the next business day. Either party may designate a different address for receiving Notices hereunder by notice to the other party in accordance with the provisions of this Section 10.1. Further notwithstanding the foregoing, if any Notice is sent by either party hereto to the other and such Notice has not been sent in compliance with this Section 10.1 but has in fact actually been received by the other party, then such Notice shall be deemed to have been duly given by the sending party and received by the recipient party effective as of such date of actual receipt.

                To Buyer:         WESTCOAST HOSPITALITY CORPORATION
                                  WHC Building
                                  201 W. North River Drive
                                  Spokane, Washington 99201
                                  Attn: Arthur Coffey, Executive Vice President
                                        and Chief Financial Officer
                                  Telephone:  509-459-6018
                                  Fax:  509-325-7324

                with a copy to:   WESTCOAST HOSPITALITY CORPORATION
                                  WHC Building
                                  201 W. North River Drive
                                  Spokane, Washington 99201
                                  Attn: Richard L. Barbieri, Esq.
                                        General Counsel
                                  Telephone:  509-459-6018
                                  Fax:  509-325-7324

                To Seller:        DOUBLETREE HOTELS CORPORATION
                                  9336 Civic Center Drive
                                  Beverly Hills, California 90210
                                  Attn: David Sherf
                                  Telephone:  310-205-4692
                                  Fax:  310-205-4092
                with a copy to:   HILTON HOTELS CORPORATION
                                  9336 Civic Center Drive
                                  Beverly Hills, California 90210
                                  Attn:  General Counsel
                                  Telephone: 310-205-4365
                                  Fax: 310-205-7677

         Notwithstanding anything in this Section 10.1 to the contrary, any Notice delivered in accordance herewith to the last designated address of any person or party to which a Notice may be or is required to be delivered pursuant to this Agreement shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the Notice is directed or the failure or refusal of such person or party to accept delivery of the Notice.

         10.2 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The exhibits and schedules constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

         10.3 FURTHER ASSURANCE. From time to time after the Closing Date, Seller will, without further consideration, execute and deliver such other instruments of conveyance and transfer, and take such other action including, without limitation, assistance in connection with litigation, as Buyer reasonably may request to more effectively convey and transfer to and vest in Buyer and to put Buyer in possession of the assets to be transferred hereunder.

         10.4 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         10.5 FULFILLMENT OF OBLIGATIONS. Any obligation of any Party to any other Party under this Agreement or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party per such action by such Affiliate.

         10.6 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller, the Indemnified Parties or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         10.7 PUBLIC DISCLOSURE. The Parties have already disclosed the negotiation of this Agreement and are engaged in public comment on that announcement and interaction with third parties in the course of this transaction. Notwithstanding the foregoing, each of the Parties to this Agreement hereby agrees with the other Party or Parties hereto that, except as may be required to comply with the requirements of any applicable Laws and the rules and regulations of each stock exchange upon which the securities of one of the Parties (or its Affiliate) is listed (in which case the disclosing Party shall use its reasonable Best Efforts to advise the other Party or Parties prior to making such disclosure), no press release or similar public announcement or communication shall announce the financial details of this Agreement prior to Closing. unless specifically approved in advance by all Parties hereto. Subject to the prior sentence, Seller and Buyer shall cooperate with each other in the development and distribution of all news releases and other public announcements with respect to this Agreement or any of the transactions contemplated hereby.

         10.8 RETURN OF INFORMATION. If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, each Party shall promptly return to the other Party all Books and Records furnished by the other Party relating to the transaction contemplated herein, and shall not (except as required by law) use or disclose the information contained in such Books and Records for any purpose or make such information available to any other entity or person.

         10.9 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such expenses.

         10.10 SCHEDULES. The disclosure of any matter in any schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by Buyer or Seller or to otherwise imply that any such matter is material for the purposes of this Agreement.

         10.11 BULK TRANSFER LAWS. Buyer acknowledges that Seller have not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer laws or similar laws and Buyer waives the right to any claim, suit or action with respect to, or Losses arising from, such non-compliance.

         10.12 ARBITRATION. Any and all claims, disputes or controversies (collectively, "DISPUTES"), to the extent not otherwise consensually resolved between the Parties hereto, arising out of or relating in any manner or way to the RLH Companies or the RLH Properties, this Agreement or the breach thereof, including but not limited to any Dispute over (a) the interpretation and/or enforceability of this Agreement, (b) whether or not an agreement between the parties exists, or (c) whether or not a Dispute is arbitrable, shall be resolved by arbitration as provided for in this Section 10.12. Notwithstanding the foregoing, Seller and Buyer hereby expressly waive and release all claims for rescission, reformation or repudiation of this Agreement, and for attorney's fees and costs, and punitive or exemplary damages, in connection with any Dispute submitted to arbitration hereunder. Except as otherwise provided herein, any such arbitration shall take place in DELAWARE and shall be conducted in accordance with the Commercial Dispute Resolution Procedures of the American Arbitration Association ("AAA").

         To initiate arbitration seeking any award for money damages, Seller or Buyer shall deliver written demand to the other Party stating that the party delivering such notice desires to have the then unresolved Dispute(s) arbitrated pursuant to the provisions of this Agreement. The demand shall also set forth the identity and address of the individual selected by the notifying Party as its arbitrator and describes the Dispute(s) to be arbitrated and such Party's suggested resolution thereof. After receipt of the foregoing demand, the other Party shall select an individual to act as its arbitrator and shall deliver a written response with the identity and address of such arbitrator to the Party initiating arbitration within twenty (20) days of the receipt of the demand. The response shall set forth a suggested resolution of the Dispute(s) described in the demand. The Party delivering the response shall simultaneously deliver a copy thereof and the demand to the arbitrators identified therein. If a response is not timely delivered pursuant to the terms of this subparagraph, the suggested resolution of the Dispute(s) described in the demand shall become the resolution thereof and shall be binding on Buyer and Seller hereunder.

         Within fourteen (14) days of their receipt of the response, the arbitrators identified in the demand and the response shall select a third arbitrator, and if they are unable to agree on such third arbitrator, then (i) either of them, on five (5) days' written notice to the other, or (ii) both of them, shall apply to the AAA to designate and appoint a third arbitrator. The two (2) arbitrators selected by the Parties shall then notify Buyer and Seller promptly upon the selection of the third arbitrator. On a date set by the arbitrators, but in no event more than sixty (60) days after the third arbitrator is selected pursuant to the preceding subparagraph, the Parties shall deliver to the arbitrators and each other a written statement of their respective positions with respect to the Dispute(s) at issue and their reasons in support thereof. Within fourteen (14) days thereafter, the Parties may submit to the arbitrators and, if so, deliver to each other, a written response to the other Party's statement.

         Unless requested by the arbitrators, no hearing shall be required in connection with any arbitration, and the arbitrators may elect to base their award on the written material submitted by the Parties; provided, however, that the Parties shall submit to hearings, and be prepared to present testimony, if so requested by the arbitrators. If the arbitrators require a hearing then, except as otherwise directed by the arbitrators, the parties shall (i) produce relevant documents and information to each other as if Rule 34 of the Federal Rules of Civil Procedure applied to the arbitration proceeding, and (ii) be entitled to take no more than three (3) depositions, which shall be noticed and taken in a manner consistent with the Federal Rules of Civil Procedure as if those Rules applied to the arbitration proceeding. Any such discovery shall be completed within the sixty (60) day period provided for in this Section 10.12.

         Following receipt of the written materials from each Party provided for in this Section 10.12), and following any hearing held in connection with such arbitration, the arbitrators shall render their award. The Parties agree that the award of the arbitrators shall be binding upon Buyer and Seller, and that judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction. Each of the Parties shall bear their own costs and expenses in connection with any arbitration, including the attorneys' fees and costs of its counsel and the fees and costs of the arbitrator it selects. The Parties, however, shall each pay one-half of the fees and expenses of any third arbitrator appointed pursuant to Section 10.12. Notwithstanding the foregoing, an arbitration award may determine a different allocation of any of the foregoing costs, expenses or fees.

         The third arbitrator appointed pursuant to Section 10.12 shall be an individual having not less than ten (10) years' experience in the management and operation of first-class hotels of generally the same class and category as the Hotel, or not less than ten (10) years' prior experience in the financial or economic evaluation or appraisal of such first-class hotels, but no such arbitrator shall (i) then be in the employ of any Person which, at the time of such arbitration, shall be a hotel Buyer or hotel management company, or (ii) have ever been in the employ of Seller or Buyer or any of their respective Affiliates.

         THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD ANY PUNITIVE OR EXEMPLARY DAMAGES OR TO VARY OR IGNORE THE TERMS OF THIS AGREEMENT, AND SHALL BE BOUND BY CONTROLLING LAW.

         10.13 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the state of DELAWARE.

         10.14 HEADINGS. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         10.15 SEVERABILITY. If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future law, the remainder of this Agreement shall not be affected. In lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. In the event any clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence.

         10.16 RULES OF INTERPRETATION. Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto: (i) the singular includes the plural and plural includes the singular; (ii) "or" is not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes any permitted supplements and amendments;
(iv) a reference in this Agreement to a section or exhibit is a reference to a section or exhibit within or attached to this Agreement unless otherwise expressly provided; (v) a reference to a section or paragraph in this Agreement shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or paragraph; (vi) words such as "hereunder", "hereto", "hereof", and "herein", and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause hereof; (vii) the headings of the articles or sections and the ordering or position thereof are for convenience only and shall not in any way be deemed to affect the meaning of this Agreement; (viii) a reference in this Agreement to a "person" or "party" (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including, but not limited to, corporations, partnerships, limited liability companies or partnerships, trusts, etc.); and (ix) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP.

         10.17 CONSTRUCTION. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

         10.18 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

         10.19 GUARANTEE. Hilton hereby guarantees: (a) any payment obligations of Seller that Seller may have under this Agreement as a result of Seller having made the representations contained in Section 3.6 with respect to Financial Statements and Section 3.13 with respect to Taxes and (b) the full and timely performance of Seller under Article 6; provided, however, that: (i) in respect to a breach of the representations contained in Section 3.6, the combined liability of Hilton and Seller under Section 8.3(a) shall be limited as provided in Section 8.3(b), and (ii) the limitations of Section 8.3(b) shall not apply to a breach of the representations contained in Section 3.13 concerning Taxes. For purposes of clarification it is understood and agreed that except as specified in the immediately proceeding sentence, Hilton shall not have any liability to the extent that Seller's liability is limited by other provisions of this Agreement, including Sections 8.1, 8.3 or 8.6.

         10.20 DOUBLETREE GUARANTEE. Seller hereby guarantees the performance of its Affiliates under each of the Continuing Relationship Agreements.

         10.21 WESTCOAST GUARANTEE. Buyer hereby guarantees the performance of its Affiliates under each of the Continuing Relationship Agreements.

         10.22 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any Party shall be considered to have the same binding legal effect as an original signature.

         IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                  DOUBLETREE CORPORATION

                                  By:
                                     ---------------------------------
                                  Name:
                                       -------------------------------
                                  Title:
                                        ------------------------------


                                  WESTCOAST HOSPITALITY CORPORATION

                                  By:
                                     ---------------------------------
                                  Name:
                                       -------------------------------
                                  Title:
                                        ------------------------------


                                  HILTON HOTELS CORPORATION

                                  By:
                                     ---------------------------------
                                  Name:
                                       -------------------------------
                                  Title:
                                        ------------------------------

                                 Schedule 1.1(a)

                Hotel Properties, Leases, Management Contracts,
                -----------------------------------------------
Franchises and Red Lion companies and Ownership Interests Being Sold or Assigned
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  No.            Hotel                    Address                City         ST   Ownership Interest   Red Lion Interest Held By
  ---            -----                    -------                ----         --   ------------------   -------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   1.   RL Sacramento          1401 Arden Way                 Sacramento      CA        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   2.   RL Missoula            700 West Broadway               Missoula       MT        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   3.   RL Astoria             400 Industry Street              Astoria       OR        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   4.   RL Bend - North        1415 N.E. Third Street            Bend         OR        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   5.   RL Coos Bay            1313 North Bayshore Dr.         Coos Bay       OR        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   6.   RL Eugene              205 Coburg Road                  Eugene        OR        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   7.   RL Medford             200 North Riverside Ave.         Medford       OR        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   8.   RL Pendleton           304 S.E. Nye Avenue             Pendleton      OR        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   9.   RL Kelso/Longview      510 Kelso Drive                   Kelso        WA        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  10.   RL at the Quay         100 Columbia Street             Vancouver      WA        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  11.   RL Wenatchee           1225 North Wenatchee Ave.       Wenatchee      WA        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  12.   DT Boise -Downtown     1800 Fairview Avenue              Boise        ID        Lessee*           Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  13.   RL Wyoming Inn of      930 West Broadway                Jackson       WY    Franchisor / TRS      Red Lion Hotels, Inc.
        Jackson                                                                           Agt.
------------------------------------------------------------------------------------------------------------------------------------
  14.   RL Hotel and Casino -  741 West Winnemucca Blvd.      Winnemucca      MV    Franchisor / TRS      Red Lion Hotels, Inc.
        Winnemucca                                                                        Agt.
------------------------------------------------------------------------------------------------------------------------------------
  15.   RL Hotel and Casino -  2065 Idaho Street                 Elko         NV    Franchisor / TRS      Red Lion Hotels, Inc.
        Elko                                                                              Agt.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  16.   RL Phoenix North       12027 North 28th Drive           Phoenix       AZ       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  17.   RL Modesto             1612 Sisk Road                   Modesto       CA       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  18.   RL San Diego Hanalei   2270 Hotel Circle North         San Diego      CA       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  19.   RL San Diego South Bay 801 National City Blvd.       National City    CA       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  20.   RL Colorado Springs -  314 W. Bijou Street             Colorado       CO       Franchisor         Red Lion Hotels, Inc.
        Downtown                                                Springs
------------------------------------------------------------------------------------------------------------------------------------
  21.   RL Pagosa Springs      519 Village Drive             Pagosa Sprgs     CO       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  22.   RL North Springfield   1610 East Evergreen            Springfield     MO       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  23.   RL South Springfield   3370 E. Battlefield Road       Springfield     MO       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  24.   RL Butte               2100 Cornell Avenue               Butte        MO       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  No.            Hotel                    Address                City         ST   Ownership Interest   Red Lion Interest Held By
  ---            -----                    -------                ----         --   ------------------   -------------------------
------------------------------------------------------------------------------------------------------------------------------------
  25.   RL Omaha               7007 Grover Street                Omaha        NE       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  26.   RL McMinnville         2535 NE Three Mile Lane        McMinnville     OR       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  27.   RL Portland Airport    5019 NE 102nd Avenue            Portland       OR       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  28.   RL Seattle-South at    11244 Pacific Highway South      Seattle       WA       Franchisor         Red Lion Hotels, Inc.
        Boeing Field
------------------------------------------------------------------------------------------------------------------------------------
  29.   RL St. Paul            1870 Old Hudson Road            St. Paul       MN       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  30.   RL Bakersfield         2400 Camino Del Rio Ct         Bakersfield     CA       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  31.   RL Denver Downtown     1975 Bryant Street               Denver        CO       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  32.   RL Lewiston            621 21st Street                 Lewiston       ID       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  33.   RL Salem               3301 Market Street, N.E.          Salem        OR       Franchisor         Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  34.   RL Los Angeles -       20200 Sherman Way (Warner      Canoga Park     CA       Franchisor         Red Lion Hotels, Inc.
        Warner Center          Ctr.)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  35.   RL Eureka              1929 Fourth Street               Eureka        CA         Owner            Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  36.   RL Port Angeles        221 North Lincoln             Port Angeles     WA         Owner            Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  37.   RL Redding             1830 Hilltop Drive               Redding       CA         Owner            Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  38.   RL Richland - Hanford  802 George Washington Way       Richland       WA         Owner          Red Lion Properties, Inc.
        House
------------------------------------------------------------------------------------------------------------------------------------
  39.   RL Aberdeen            521 West Wishkah                Aberdeen       WA         Owner            Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  40.   RL Bend - South        849 N.E. Third Street             Bend         OR         Owner            Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  41.   RL Kalispell           1330 Highway 2 West             Kalispell      MT         Owner            Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  42.   RL Klamath Falls       3612 South Sixth              Klamath Falls    OR         Owner            Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  43.   DT Pasco               2525 North 20th Avenue            Pasco        WA         Owner            Red Lion Hotels, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

 *    Hotels 1 through  12 are all  leased  pursuant  to one lease  agreement:  Lease  dated  August 1,  1995,  between  RLH
      Partnership,  L.P., a Delaware limited partnership (Landlord) and Red Lion Hotels, Inc. (Tenant),  amended on November
      8, 1996, September 15, 1998, and February 26, 1999 (the "iStar Lease").